NON-EXCLUSIVE PATENT LICENSE

        THIS NON-EXCLUSIVE PATENT LICENSE (this “Agreement”) is entered into this 18th day of October, 2006 (the “Execution Date”), and shall be treated as in full force and effect as of July 1, 2006 (the “Effective Date”), by and between Palomar Medical Technologies, Inc., a Delaware corporation, with offices at 82 Cambridge Street, Burlington, MA 01803 (“Palomar”), and Laserscope, a California corporation with offices at 3070 Orchard Drive, San Jose, CA 95134-2011 (“Laserscope”) (Palomar on the one hand, and Laserscope together with all Laserscope Affiliates (as defined below) on the other hand, each a “Party”, and together, the “Parties”).

WITNESSETH:

        WHEREAS, Palomar has a license from MGH under the Anderson Patents (both as defined below) relating to the use of light to remove hair;

        WHEREAS, Palomar and Laserscope are parties to that certain Patent License Agreement, dated October 15, 1999, as amended (the “Original Agreement”);

        WHEREAS, Palomar and Laserscope desire to terminate the Original Agreement, subject to the survival provisions set forth in Section 10.1, and execute and enter into this Agreement in lieu thereof; and

        WHEREAS, Laserscope and Laserscope Affiliates desire to obtain, and Palomar is willing to grant, a non-exclusive, royalty-bearing sublicense under the Anderson Patents to develop and commercialize products developed by Laserscope and Laserscope Affiliates under the following terms and conditions.

        NOW THEREFORE, the Parties hereby agree as follows:

1.     Definitions. The following terms (and their correlatives), in addition to terms defined on first use herein, shall have the meanings set forth below:

1.1. Affiliates.

(a) “Palomar Affiliate”shall mean any person or entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with Palomar (i) as of the Execution Date or (ii) after the Execution Date, in each case of clauses (i) and (ii), only for so long as such person or entity satisfies the foregoing requirements.

(b) “Laserscope Affiliate”shall mean any person or entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with Laserscope (i) as of the Execution Date or (ii) after the Execution Date provided such person or entity is not an Excluded Third Party at the time such person or entity first meets the foregoing control requirements (unless Palomar provides its written consent in its sole discretion), in each case of clauses (i) and (ii), only for so long as such person or entity satisfies the foregoing control requirements. For clarity, (1) Exhibit A lists Laserscope Affiliates as of the Execution Date, and (2) any Third Party that does not become a “Laserscope Affiliate” hereunder because of the reference to “Excluded Third Party” in clause (ii) above shall continue to be treated as a “Third Party” for all purposes hereunder.

(c) “Affiliates” shall mean, with respect to any Third Party, any person or entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Third Party, in each case only for so long as such person or entity satisfies the foregoing requirement.

        For purposes of this Section 1.1, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” shall mean (i) the possession, directly or indirectly, of the power to direct the management or policies of an entity, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance, or otherwise, or (ii) the ownership, directly or indirectly, of at least fifty percent (50%) of the voting securities or other ownership interest of an entity (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity); provided, that if local law restricts foreign ownership, “control” shall be deemed established by direct or indirect ownership of the maximum ownership percentage that may, under such local law, be owned by foreign interests.

1.2. “Anderson Patents” shall mean (i) the Patents set forth on Exhibit B, and (ii) all other Patents that claim the right of priority to, or enjoy the benefit of an earlier filing date of, in whole or in part, directly or indirectly, one or more of the Patents identified in the immediately preceding clause (i). “Other Anderson Patents” shall mean the following subset of Anderson Patents: U.S. Patent No. 5,824,023 and all other Patents that claim the right of priority to, or enjoy the benefit of an earlier filing date of, in whole or in part, directly or indirectly, U.S. Patent No. 5,824,023 or the application that issued as such U.S. Patent.

1.3. “Consumer Field” shall mean the field in which products or systems are intended for or marketed to consumers for personal use. For the avoidance of doubt, the “Consumer Field” shall exclude products or systems in the Professional Field.

1.4. “Excluded Third Party” shall mean any Third Party and its Affiliates against which:

(a) any suit or action involving any Anderson Patent has been instituted between Palomar or any Palomar Affiliates and such Third Party or any of its Affiliates; or

(b) Palomar or any of Palomar Affiliates has an outstanding injunction pertaining to infringement of the Anderson Patents;

in each case of (a) and (b), other than any Third Party for which Laserscope can reasonably demonstrate by written evidence that Laserscope and such Third Party had conducted substantial negotiations in good faith concerning an otherwise prohibited transaction (e.g., an Assignment pursuant to Section 10.3(a) or any Acquisition covered by Section 2.2(e) (including any that would cause such Third Party to become a “Laserscope Affiliate” hereunder as defined in Section 1.1(b) save for the “Excluded Third Party” restriction therein), or a sublicense pursuant to Section 2.2(a)), in each case before the date that any such suit or action was first filed or any injunction entered.

1.5. “Gillette” shall mean The Gillette Company, and its successors and permitted assigns of the Gillette Agreement.

1.6. “Gillette Agreement” shall mean that certain “Development and License Agreement” between Palomar and The Gillette Company dated as of February 14, 2003, as such agreement is amended as of the Execution Date and as such agreement may be amended or restated thereafter in a manner that is not materially inconsistent with the terms of this Agreement. A copy of the Gillette Agreement, excluding exhibits thereto and redactions of other commercially sensitive information, as amended as of the Execution Date is attached hereto at Appendix A.

1.7. “Laserscope Modules” shall mean Laserscope Hair Modules and Laserscope Other Modules, each as defined below:

(a) “Laserscope Hair Module” shall mean any energy source module, Sold by Laserscope or Laserscope Affiliates, that is marketed as being capable of using or uses or is incorporated into a product or system that uses optical radiation to remove hair. For clarity and without limitation, if in addition to using optical radiation to remove hair, a Laserscope Hair Module may be used for the treatment of skin (including treatment of vascular and pigmented lesions, acne, fat, cellulite, wrinkles, scars and tattoos, skin tightening, and for other dermatological applications), or other treatment or cosmetic purpose(s), it shall in all events remain a “Laserscope Hair Module” hereunder. By way of example and without limitation, the energy source modules in the following products in the form they are Sold by Laserscope as of the Execution Date are “Laserscope Hair Modules” for purposes of this Agreement: the YAG module in the Gemini Laser System, the YAG module in the Lyra-i Laser System and the IPL source in the Solis System.

(b) “Laserscope Other Module” shall mean any energy source module, Sold by Laserscope or Laserscope Affiliates, that is marketed as being capable of using or uses or is incorporated into a product or system that uses optical radiation for the treatment of skin (including treatment of vascular and pigmented lesions, acne, fat, cellulite, wrinkles, scars and tattoos, skin tightening, and for other dermatological applications) or other treatment or cosmetic purposes, other than hair removal; in all events, other than a Laserscope Hair Module. By way of example and without limitation, the energy source modules in the following products in the form they are Sold by Laserscope as of the Execution Date are “Laserscope Other Modules” for purposes of this Agreement: the 532nm laser module of the Gemini Laser System, the 532nm laser module of the Aura-i Laser System, and the Erbium:YAG laser module in the Venus-i Laser System.

1.8. “Laserscope Products” shall mean Laserscope Hair Products and Laserscope Combination Products, each as defined below. “Laserscope Other Product” shall mean any product, system, component or accessory, Sold by Laserscope or Laserscope Affiliates, that (i) is not a Laserscope Product, and (ii) is marketed as being capable of using or uses or is incorporated into a product or system that uses one or more Laserscope Other Modules. As of the Execution Date, the following products in the form they are Sold by Laserscope as of the Execution Date are “Laserscope Other Products” for purposes of this Agreement: the Aura-i Laser System and Venus-i Laser System.

(a) “Laserscope Combination Product” shall mean any product, system, component or accessory, Sold by Laserscope or Laserscope Affiliates, (i) that as of the date of its Sale, is marketed as being capable of using both at least one Laserscope Other Module and at least one Laserscope Hair Module, and (ii) the manufacture, use, sale, offering for sale, or importation of which when sold with a Laserscope Hair Module, absent the sublicense granted by Palomar herein, would infringe a Valid Claim of the Anderson Patents. For clarity and without limitation, Exhibit C lists Laserscope Combination Products in existence as of the Execution Date, examples of when a Laserscope Other Product or a Laserscope Hair Product shall become a “Laserscope Combination Product” hereunder, and an example of a marketing technique which does not change a Laserscope Hair Product into a “Laserscope Combination Product” hereunder.

(b) “Laserscope Hair Product” shall mean any product, system, component or accessory, Sold by Laserscope or Laserscope Affiliates, (i) that contains a Laserscope Hair Module, (ii) the manufacture, use, sale, offering for sale, or importation of which, absent the sublicense granted by Palomar herein, would infringe a Valid Claim of the Anderson Patents, and (iii) that as of its date of Sale, is not marketed for use in combination with a Laserscope Other Module. For clarity and without limitation, Exhibit D provides additional clarifications and lists items that are Laserscope Hair Products in existence as of the Execution Date.

1.9. “Laserscope Sublicensee” shall mean any Third Party to which Laserscope or a Laserscope Affiliate grants a permitted sublicense pursuant to Section 2.2 under the sublicense grant from Palomar in Section 2.1.

1.10. “Licensed Products” shall mean Laserscope Products (including those Laserscope Hair Modules that alone amount to a “Laserscope Product” hereunder). For clarity, Licensed Products may include future energy source modules, products, systems, components or accessories Sold by Laserscope or Laserscope Affiliates after the Execution Date, as long as such energy source module, product, system, component and accessory satisfies in full the definitional requirements for a “Licensed Product” (and its subsidiary definitions) hereunder.

1.11. “MGH” shall mean The General Hospital Corporation in Boston, Massachusetts.

1.12. “MGH Agreement” shall mean that certain “License Agreement” between Palomar and MGH dated as of August 18, 1995, as such agreement is amended as of the Execution Date and as such agreement may be amended or restated thereafter in a manner that is not materially inconsistent with the terms of this Agreement. A copy of the MGH Agreement, as redacted, as amended as of the Execution Date is attached hereto at Appendix B.

1.13. “Net Sales” shall mean all amounts invoiced by Laserscope and Laserscope Affiliates, for the Sale to Third Parties of Licensed Products (collectively, the “Actual Amounts”), less: (i) allowances and adjustments actually credited to customers for damaged and returned product (which allowances and adjustments may be taken only on a product-by-product basis, that is an allowance or adjustment on one product, for example, a Lyra-i Laser System, shall not be taken against Sales of another type of product, for example, a Gemini Laser System); (ii) promotional, trade, quantity, cash and prompt payment discounts separately identified on the invoice and actually allowed and taken; and (iii) Third Party charges of the following kinds collected by the seller from the buyer and separately identified on the invoice: transportation charges, insurance charges for transportation, sales taxes, excise taxes and customs duties, and governmental charges levied on or measured by the sale; provided that: (1) no deductions shall be made from Actual Amounts for any royalties owed or paid to any person or entity; and (2) Net Sales shall include upgrades or additions to, or partial replacements for, Licensed Products, where upgrades include but are not limited to swapping a new Licensed Product for a buyer’s existing product.

        For clarity and without limitation, this definition of Net Sales includes Laserscope Combination Products which do not include a Laserscope Hair Module for which no royalties are due Palomar hereunder for their Sale. However, as provided in Section 4.4, subsequent Sales of Laserscope Hair Modules for use with such Laserscope Combination Products shall affect royalties owed to Palomar. Thus, it shall be necessary to determine and keep records of the Net Sales attributable to all such Licensed Products. As a consequence, inclusion of a Licensed Product in this definition of Net Sales, by itself, shall not indicate that royalties are necessarily due Palomar hereunder on the Sale of such Licensed Product.

        The following paragraphs provide additional non-limiting examples for calculating Net Sales hereunder:

o	Trade-in of a first Laserscope Product in connection with the Sale of a second Laserscope Product shall be treated as follows: (i) the Net Sales attributed to the Sale of such second Laserscope Product (a) shall not include any deduction or other reduction for the trade-in given by Laserscope for such first Laserscope Product, unless Laserscope paid royalties to Palomar hereunder upon the Sale of such first Laserscope Product (e.g., there shall be no such deduction or other reduction when such first Laserscope Product is a Laserscope Other Product), and (b) shall be calculated as set forth in this definition, and such Sale of such second Laserscope Product shall be subject to the royalty obligations set forth in Section 4.4, and (ii) the Net Sales attributable to any re-Sale of such first Laserscope Product shall be calculated as set forth in this definition, and such re-Sale of such first Laserscope Product shall be subject to the royalty obligations set forth in Section 4.4. For example, without limiting the generality of the foregoing, if a customer purchases from Laserscope a Lyra-i Laser System for $60,000, then under Section 4.4, Laserscope is obligated to pay Palomar a royalty of $4,500 on such Sale of the Lyra-i Laser System (7.5% of $60,000). If that customer then purchases from Laserscope a Gemini Laser System, which has one Hair Module and one Other Module, for $120,000 and is provided a credit of $20,000 in connection with a trade-in of such Lyra-i Laser System that such customer previously purchased (thus paying Laserscope $100,000 in cash), then under Section 4.4, Laserscope is obligated to pay Palomar a royalty of $3,750 on such Sale of the Gemini Laser System (7.5% of 50% of $100,000) and no amount shall be due hereunder for the $20,000 credit provided for the Lyra-i Laser System. If Laserscope then re-Sells the traded-in Lyra-i Laser System for $40,000, then under Section 4.4, Laserscope is obligated to pay Palomar a royalty of $3,000 on such re-Sale of the traded-in Lyra-i Laser System (7.5% of $40,000).

o	Installation charges, whether or not separately invoiced or identified on an invoice, shall not be deducted from the Actual Amounts.

o	Charges for the standard warranty for a Licensed Product, whether or not separately invoiced or identified on an invoice, shall not be deducted from the Actual Amounts. However, charges separately identified on an invoice for an extended warranty (after deducting appropriate charges for the standard warranty) may be deducted from Actual Amounts.

o	Charges for standard or basic training (often referred to as inservice training or initial training) or any training by Laserscope or Laserscope Affiliates (collectively referred to as “Standard Training”) for a Licensed Product, whether or not separately invoiced or identified on an invoice, shall not be deducted from the Actual Amounts. However, charges separately identified on an invoice for additional training by a Third Party (after deducting appropriate charges for the Standard Training, if such Third Party is to provide the Standard Training) may be deducted from Actual Amounts.

o	Excluding physically separate light-based systems which are covered in the following paragraph on Bundled Packages, charges for other products, accessories, parts or items listed on an invoice along with a Licensed Product, with no separate and distinct price set forth for those other products, accessories, parts or items on the invoice in question, shall not be deducted from Actual Amounts.

        If Laserscope or any Laserscope Affiliate Sells one or more Licensed Product(s), in combination with other, physically separate light-based systems that are not Licensed Products at a single price (a “Bundled Package”), then the Net Sales attributable to such Licensed Product(s), for the purpose of determining Net Sales attributable hereunder, shall be calculated by multiplying the Net Sales of such Bundled Package by the fraction A/(A+B), where A is the average Net Sales price of Licensed Product(s) in the relevant country during the applicable calendar quarter as Sold separately in bona fide arms-length transactions by the selling party (i.e., Laserscope or a Laserscope Affiliate, who shall be deemed to be a “Selling Party”), and B is the total average Net Sales price of all other light-based system(s) in the Bundled Package that are not Licensed Product(s) in the relevant country during the applicable calendar quarter, as Sold separately in bona fide arms-length transactions by such Selling Party. If, in any given country and applicable calendar quarter, the Licensed Product(s) and other light-based system(s) included in a Bundled Package are not all Sold separately in bona fide arms-length transactions in such country by the same Selling Party, Net Sales of a Licensed Product(s) included within the Bundled Package shall be calculated using the formula above, using the average Net Sales price in the United States for the applicable calendar quarter of the Licensed Product(s) and the other light-based system(s), again in bona fide arms-length transactions by a single Selling Party. If no average Net Sales prices of the Licensed Product(s) and the other such light-based system(s) is available for the United States for the applicable calendar quarter from bona fide arms-length transactions by a single Selling Party, the Net Sales of the Licensed Product(s) shall be the aggregate Net Sales of such assemblage of Products without deduction of any kind.

        For clarity, (i) transfer of a Licensed Product within Laserscope or between Laserscope and Laserscope Affiliates for subsequent Sale to a Third Party shall not be considered a Sale until a Sale is made to a Third Party and the Net Sales shall be based on the Sale to the Third Party of such Licensed Product by Laserscope or Laserscope Affiliates, (ii) a Licensed Product shall be considered “Sold” upon the earlier of shipment of or receipt of payment for such Licensed Product or Laserscope or any Laserscope Affiliate recognizing revenue with respect to such sale of Licensed Product in accordance with U.S. generally accepted accounting principles, consistently applied, and all royalty obligations on Net Sales of such Licensed Product shall accrue upon the time of Sale regardless of the time of collection by the selling entity, (iii) sales of Licensed Products by Laserscope Sublicensees (including sales by distributors and subdistributors) shall not give rise to Net Sales hereunder because those products shall have already been Sold by Laserscope or Laserscope Affiliates to such Laserscope Sublicensees, with the Net Sales arising from such Sale already accounted for under this definition, (iv) “amounts invoiced” as used above shall include the value of any monetary or other consideration to be received by Laserscope or any Laserscope Affiliates from a Sale of any Licensed Product, (v) Net Sales shall be deemed to be equal to, for any Licensed Product Sold to any Third Party for less than the seller is then charging in bona fide arms-length transactions for comparable products, the average Net Sales price of such Licensed Product in bona fide arms-length transactions by such seller, (vi) all Sales to any distributors shall include the fair market value of all cash and other consideration received from such distributor, and (vii) all of the amounts specified in this definition shall be determined from the books and records of Laserscope and Laserscope Affiliates maintained in accordance with U.S. generally accepted accounting principles, consistently applied.

1.14. “Patents” shall mean (i) any patents and patent applications and any patents issuing therefrom worldwide, (ii) any substitutions, divisions, continuations, continuations-in-part, reissues, renewals, registrations, confirmations, re-examinations, extensions, supplementary protection certificates, term extensions (under patent or other law), certificates of invention and the like, of any such patents or patent applications, and (iii) any foreign or international equivalents of any of the foregoing.

1.15. “Professional Field” shall mean the field in which products or systems are intended or marketed for sale to doctors, health care providers, beauty care professionals or other commercial service providers for use on or with patients or customers (and not for resale to any person or entity for personal use).

1.16. “Sale” shall mean, with respect to a Licensed Product, the sale, distribution, lease, use (including training, preceptorships, marketing and promotional uses for which Laserscope or one or more Laserscope Affiliates is to receive monetary or other consideration), cost-per-shot arrangements and any other arrangement in which monetary or other consideration is to be received by Laserscope or one or more Laserscope Affiliates for the use of such Licensed Product.

1.17. “Third Party” shall mean any person or entity, other than Palomar, Laserscope or any Palomar Affiliates or Laserscope Affiliates.

1.18. “Valid Claim” shall mean either (i) a claim of an issued and unexpired Patent which has not been revoked or held permanently unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through opposition, reissue, re-examination or disclaimer or otherwise, or (ii) a claim of a pending application for a Patent which claim was filed in good faith and has not been abandoned or finally disallowed without the possibility of appeal or refiling of said application.

2.	License Grants.

2.1. Sublicense Grant by Palomar. Subject to the terms and conditions of this Agreement, Palomar hereby grants to Laserscope and Laserscope Affiliates a worldwide, royalty-bearing, non-exclusive sublicense, under the Anderson Patents, to make, use, sell, offer for sale and import Licensed Products (provided that those Laserscope Hair Modules that alone amount to a “Laserscope Product” hereunder are used exclusively with other Laserscope Products or Laserscope Other Products and no other products or systems of Laserscope, Laserscope Affiliates or any Third Parties), in each case only during the Term, only for hair removal and only outside of the Consumer Field. It is understood and agreed that (i) the foregoing sublicense grant shall cover only those Licensed Products Sold during the Term for which royalties are paid to Palomar hereunder as provided in Section 4, (ii) the foregoing sublicense grant automatically extends, without any further action by Laserscope or any Laserscope Affiliates, to each person and entity that is a “Laserscope Affiliate” as of the Execution Date or becomes a “Laserscope Affiliate” thereafter, but only for so long as such person or entity remains a “Laserscope Affiliate” hereunder, and (iii) Palomar shall be in direct privity under this Agreement with any Laserscope Affiliate as a result of such sublicense grant.

2.2. Related Licensing Provisions.

(a) Limited Sublicensing Rights. Laserscope and Laserscope Affiliates shall not have any right to grant to any Third Parties any further sublicenses under the sublicense grant set forth in Section 2.1, except Laserscope, and only those Laserscope Affiliates that are wholly-owned by Laserscope (directly or indirectly, and taking into account any local law restrictions as noted in Section 1.1) and no other Laserscope Affiliates, may grant sublicenses only as may be necessary for (i) Third Parties to distribute Licensed Products Sold by Laserscope or Laserscope Affiliates and for which royalties are payable to Palomar on Net Sales hereunder, or (ii) the manufacture of Licensed Products by Third Parties for sale only to Laserscope or Laserscope Affiliates, provided that, for each of clauses (i) and (ii), any such Third Parties are not Excluded Third Parties, and further provided that any such sublicense grants shall apply only to activities occurring on or after the actual date such sublicense grant is first memorialized in writing (and not before). Laserscope Sublicensees shall not have the right to grant any sublicenses under any such sublicense grant by Laserscope or Laserscope Affiliates. Laserscope shall be responsible to Palomar for the performance of any Laserscope Affiliates and Laserscope Sublicensees under any provisions of this Agreement for which Laserscope or any Laserscope Affiliate is responsible, even if such person or entity is also responsible to Palomar. No purchaser of any Licensed Product shall, by operation of this Agreement, receive any license, sublicense or other rights in, to or under the Anderson Patents that exceeds the scope and terms of the sublicense grant set forth in Section 2.1, notwithstanding the patent exhaustion/first sale doctrine. Apart from the foregoing limited right to grant further sublicenses, Laserscope and Laserscope Affiliates shall not have any right to make an Assignment or otherwise Transfer such sublicense grant except pursuant to Section 10.3(a).

(b) License Field Limitation. Notwithstanding anything contained herein to the contrary, (i) Laserscope and Laserscope Affiliates shall not exercise, (ii) Laserscope shall not allow any Laserscope Affiliates or Laserscope Sublicensees to exercise, and (iii) with respect to any distributor, sublicense or other agreements entered into by Laserscope or any Laserscope Affiliates, or purchase orders issued or accepted by Laserscope or any Laserscope Affiliates, in each case after the Effective Date, Laserscope shall expressly prohibit in writing all Laserscope Affiliates and Laserscope Sublicensees from exercising, the sublicense grant provided for in Section 2.1 within the Consumer Field. With respect to not allowing certain activities by Laserscope Sublicensees as set forth in clause (ii) of the 1st sentence of this Section 2.2(b), the Parties understand and agree that, without limiting Laserscope and a Laserscope Affiliate’s obligations under such clause, once Laserscope or any Laserscope Affiliate learns of any violation of their obligations not to allow any Laserscope Sublicensee to conduct those prohibited activities, Laserscope and Laserscope Affiliates shall promptly use commercially reasonable efforts to end all such prohibited activities by such Laserscope Sublicensee within a commercially reasonable time period, and if unable to end all such prohibited activities by such efforts, shall in all events within six (6) months of first learning of any such prohibited activities by such Laserscope Sublicensee: (x) terminate the sublicense to such Laserscope Sublicensee; and (y) stop Selling (directly or indirectly through other Laserscope Sublicensees or otherwise) Licensed Products to such Laserscope Sublicensee. If Palomar notifies Laserscope in writing of any Laserscope Sublicensee conducting any such prohibited activities, Laserscope shall thereafter confirm in writing to Palomar that Laserscope has complied with the immediately preceding sentence for such Laserscope Sublicensee.

(c) Patent Marking. Laserscope and Laserscope Affiliates shall mark all Licensed Products Sold after the Execution Date in accordance with the patent laws, if any, of the jurisdictions in which such Licensed Products are manufactured, used or Sold. Without limitation, Laserscope and Laserscope Affiliates shall mark all Licensed Products Sold in the United States after the Execution Date with the applicable U.S. patent numbers of the applicable Anderson Patents. Compliance with this provision shall not be construed as an admission of patent infringement.

(d) Palomar’s Right to Grant Other Sublicenses. Subject to the terms of this Agreement, Palomar retains the right to grant sublicenses and other rights in and to the Anderson Patents as Palomar may deem appropriate in its sole discretion.

(e) Excluded Third Parties. The Parties intend that no Excluded Third Party, or any of their products or other technology, is to be granted any rights under the Anderson Patents sublicensed by Palomar under Section 2.1, either through the direct sublicense from Palomar to Laserscope and Laserscope Affiliates under Section 2.1 or as a Laserscope Sublicensee. Thus, the Parties have agreed to preclude any Excluded Third Party from becoming a “Laserscope Affiliate” hereunder as provided in Section 1.1(b), and further have agreed to preclude any Assignment of this Agreement by Laserscope or any Laserscope Affiliate to or otherwise involving any Excluded Third Party under Section 10.3(a). Further, Laserscope and Laserscope Affiliates hereby agree that to the extent that any of them acquires any rights or interest in or to any product(s) or other technology from any person or entity while such person or entity is an “Excluded Third Party” hereunder, whether by Assignment under Section 10.3(a), asset purchase or sale, bankruptcy, conveyance, lease, distribution arrangement, manufacturing arrangement (including any foundry arrangement), license, sublicense, option, other transfer or any other transaction of any type (any such transaction, an “Acquisition”), the sublicense grant set forth in Section 2.1 (or any sublicense thereunder granted pursuant to Section 2.2(a)) shall not apply to such product(s) or technology or any improvements or derivatives thereto (even if such person or entity at some time after the applicable Acquisition is no longer an “Excluded Third Party” hereunder), and Palomar and its sublicensees shall retain any and all rights to enforce the Anderson Patents against Laserscope, Laserscope Affiliates, such Excluded Third Party or any other Third Party with respect to the same.

(f) Prosecution. As between the Parties, Palomar shall have the sole right, but not the obligation, in its sole discretion (subject to the MGH Agreement) to prosecute, maintain, enforce and defend the Anderson Patents, and Laserscope and Laserscope Affiliates shall have no rights with respect to any such activities.

(g) Other Transactions. Palomar may assign, convey, sell, lease, encumber, license, sublicense or otherwise transfer to or grant any right in or to (collectively, “Transfer”) a Third Party or Palomar Affiliate any and all of the Anderson Patents or the MGH Agreement, provided that any such transaction is made subject to the sublicense grant to Laserscope and Laserscope Affiliates set forth in Section 2.1 and shall not impose any additional obligations on Laserscope or Laserscope Affiliates.

(h) Licensing Fees. Except as otherwise expressly provided herein, any amounts or other consideration owed by Palomar to any Third Party or Palomar Affiliate on account of the sublicense grant to Laserscope and Laserscope Affiliates set forth in Section 2.1 shall be the sole responsibility of Palomar.

2.3. MGH Agreement. Palomar represents and warrants to Laserscope that the MGH Agreement, as redacted and attached hereto as Appendix B, is true and complete and in effect as of the Execution Date. In the event that the MGH Agreement is terminated for any reason before the expiration of all of the Valid Claims of the Anderson Patents, Laserscope and Laserscope Affiliates shall no longer have any further royalty obligations to Palomar under this Agreement from the date of such termination (other than for royalty obligations accrued hereunder before such date). Notwithstanding anything contained herein to the contrary, Palomar shall have no liability of any kind whatsoever as a result of such termination.

2.4. No Other Rights.

(a) Laserscope acknowledges and agrees that Laserscope and Laserscope Affiliates have no right, title or interest in or to the Anderson Patents and that nothing in this Agreement shall be construed as conferring by implication, estoppel or otherwise any license, right, title, interest or other right under the Anderson Patents or any other Patent or other intellectual property rights of Palomar, any Palomar Affiliates or MGH, other than the sublicense grant to Laserscope and Laserscope Affiliates set forth in Section 2.1.

(b) Palomar acknowledges and agrees that nothing in this Agreement shall be construed as conferring by implication, estoppel or otherwise any license, right, title, interest or other right under any Patent or other intellectual property rights of Laserscope or any Laserscope Affiliate.

3.	Other Obligations of Laserscope.

3.1. Definitions for this Section 3.

(a) “Exploit” shall mean to make, have made, import, use, sell, or offer for sale, including to research, develop, register, modify, enhance, improve, Manufacture, have Manufactured, formulate, have used, export, transport, distribute, promote, market or have sold or otherwise dispose of.

(b) “Exploitation” shall mean the making, having made, importation, use, sale, offering for sale or disposition of a product or process, including the research, development, registration, modification, enhancement, improvement, Manufacture, formulation, optimization, import, export, transport, distribution, promotion or marketing of a product or process.

(c) “Manufacture” shall mean, with respect to a product or system, the manufacturing, processing, formulating, packaging, labeling, holding and quality control testing of such product or compound.

3.2. Covenants.

(a) For as long as the sublicense grant by Palomar to Laserscope and Laserscope Affiliates set forth in Section 2.1 is in effect (the “Sublicense Term”), Laserscope and Laserscope Affiliates shall not Exploit or otherwise practice the sublicenses to the Anderson Patents granted to Laserscope and Laserscope Affiliates by Palomar under Section 2.1 by:

(i) developing any Licensed Products intended by Laserscope or any Laserscope Affiliates for use (in whole or in part) in the Consumer Field;

(ii) marketing any Licensed Products in the Consumer Field; or

(iii) developing or commercializing in or outside the Consumer Field any Female Accessory Product during its period of commercialization by Gillette or any Gillette licensee, provided that any apparatus, component, accessory, disposable or Consumable as to which Laserscope or any Laserscope Affiliate has expended material financial and other resources on its development or commercialization as a Light-Based Accessory Product before such Female Accessory Product is first commercialized by Gillette or any Gillette licensee shall not be subject to the restriction contained in this Section 3.2(a)(iii). All capitalized terms used in this Section 3.2(a)(iii), but not defined herein, shall have the meanings ascribed to them in the Gillette Agreement.

(b) During the Sublicense Term, Laserscope and Laserscope Affiliates shall label Licensed Products commercialized outside the Consumer Field pursuant to the sublicense to the Anderson Patents granted to Laserscope and Laserscope Affiliates by Palomar under Section 2.1 with the following phrase (or similar words which fairly convey such products are for use only outside the Consumer Field): “not intended for consumer self-use.”

(c) During the Sublicense Term, Laserscope and Laserscope Affiliates shall not, in the development and commercialization of Licensed Products outside the Consumer Field pursuant to the sublicense to the Anderson Patents granted to Laserscope and Laserscope Affiliates by Palomar under Section 2.1, intentionally (1) design, modify or otherwise improve any such Licensed Product(s) with the goal or intent of improving its efficacy or performance in the Consumer Field, or (2) optimize, induce, support or encourage the use of any such Licensed Products in the Consumer Field.

(d) The covenants of Laserscope and Laserscope Affiliates contained in Sections 3.2(a)(i), 3.2(a)(ii) and 3.2(c) shall not prevent Laserscope or any Laserscope Affiliates from conducting any activity, or exercising or granting any licenses or other rights, with respect to the practice of the Anderson Patents, that has as its goal or intent Exploitation of a product or system outside the Consumer Field and not Exploitation of a product or system in the Consumer Field, notwithstanding the possibility that such activity, exercise or grant may have applications in the Consumer Field.

(e) All Consumer Field Users (as defined in Section 3.3(a)), other than Palomar, are hereby granted third-party beneficiary rights to enforce the provisions of this Section 3.2 provided that Palomar has granted such Consumer Field Users such rights in writing.

3.3. Economic Adjustments for Off-Label Sales.

(a) Laserscope and Laserscope Affiliates each agrees to make payments to (i) Gillette, (ii) any other Third Party to which Palomar has granted an exclusive sublicense under the Anderson Patents in a field that in whole or in part falls within the Consumer Field, and (iii) Palomar (collectively, “Consumer Field Users”), as appropriate, in the manner set forth below, to compensate any of them for certain lost profits, if any, resulting from net off-label purchases during the Sublicense Term of Licensed Products commercialized pursuant to the sublicense to the Anderson Patents granted to Laserscope and Laserscope Affiliates by Palomar under Section 2.1, for use in the Consumer Field.

(b) In the event that a Consumer Field User shall suffer Lost Profits (calculated in the manner set forth in Section 3.3(c)) in excess of Five Million Dollars (U.S. $5,000,000) in any calendar year, then such Consumer Field User may submit a written notice to Laserscope or any Laserscope Affiliate (a “Lost Profits Notice”) specifying its aggregate Lost Profits for such calendar year and enclosing copies of (A) the Independent Study (as defined below) supporting such calculation and (B) this Agreement. Within one hundred and eighty (180) days after receipt thereof, Laserscope or the Laserscope Affiliate, as applicable, shall (1) remit payment to such Consumer Field User, to such bank account designated in the Lost Profits Notice, in an amount equal to the difference between such Lost Profits and Five Million Dollars (U.S. $5,000,000) or (2) provide to such Consumer Field User a detailed written critique of such calculation, propose a revised calculation of such Consumer Field User’s Lost Profits based on a new Independent Study, and enclose a copy of such Independent Study. In the event that Laserscope or such Laserscope Affiliate, as applicable, shall propose a revised calculation, Laserscope or such Laserscope Affiliate, as applicable, and such Consumer Field User shall meet within thirty (30) days thereafter to attempt in good faith to negotiate an agreed level of Lost Profits, or otherwise settle the dispute. In the event that Laserscope or such Laserscope Affiliate, as applicable, and such Consumer Field User shall fail to reach agreement at such meeting, either of them may bring a lawsuit in any court of competent jurisdiction to resolve such dispute.

(c) The Lost Profits of such Consumer Field User for a calendar year during the Sublicense Term shall be determined as follows. Such Consumer Field User shall retain, at its expense, a nationally-recognized economic consulting firm to determine, for such year, on the basis of accepted accounting, market research, sampling and survey methodology, (A) the sales by Laserscope, Laserscope Affiliates, Laserscope Sublicensees and Laserscope’s agents for such year of Licensed Products, commercialized pursuant to the sublicense under the Anderson Patents granted to Laserscope and Laserscope Affiliates by Palomar under Section 2.1, that displaced sales by or on behalf of such Consumer Field User of products, intended for use in the Consumer Field, that use optical radiation for therapeutic or cosmetic effect, and (B) the sales of such products for such year by such Consumer Field User and its affiliates, sublicensees and agents that displaced sales of such Licensed Products by or on behalf of Laserscope or Laserscope Affiliates, (C) the average net profit of such Consumer Field User for each unit of product sold (on a country-by-country basis, as relevant), (D) the loss of sales resulting from net off-label sales, calculated on the basis of (A) and (B), and (E) the lost profits attributable to such net off-label sales, calculated on the basis of (C) and (D) (the “Lost Profits”). Such determinations shall be summarized and documented in a report prepared by such nationally-recognized economic consulting firm (the “Independent Study”).

(d) All Consumer Field Users, other than Palomar, are hereby granted third-party beneficiary rights with respect to the provisions of this Section 3.3 provided that Palomar has granted such Consumer Field Users such rights in writing.

3.4. Other Provisions.

(a) The provisions of this Section 3 shall apply to Laserscope Sublicensees to the same extent as Laserscope and Laserscope Affiliates. The provisions of this Section 3 shall be in effect for only as long as the Sublicense Term, and further shall be in effect with respect to any particular Consumer Field User for only as long as such Consumer Field User has an exclusive sublicense under the Anderson Patents in a field that in whole or in part falls within the Consumer Field, provided that the end of the Sublicense Term shall not affect any obligations of Laserscope or Laserscope Affiliates under this Section 3 that have accrued as of the end of the Sublicense Term.

(b) Palomar represents and warrants to Laserscope as of the Execution Date that the Gillette Agreement, excluding exhibits and redactions of other commercially sensitive information, and attached hereto as of the Execution Date as Appendix A, is true and complete and in effect as of the Execution Date.

4.	Compensation.

4.1. Flow-Chart. Attached hereto as Exhibit E are flow-charts showing how to determine royalty payments for the Sale of Licensed Products in accordance with the provisions of this Section 4. The Parties intend for those flow-charts and the provisions of this Section 4 to be read and construed as one document in order to understand the royalty obligations hereunder.

4.2. Lump Sum Payment.

(a) Lump Sum Payment. In consideration of the release granted in Section 7.2, Laserscope shall pay to Palomar (i) an initial payment of One Million Seventy-Nine Thousand Five Hundred United States Dollars (US$1,079,500), which initial payment shall be made by Laserscope to Palomar within five (5) days of the Execution Date, and (ii) a second payment of One Million Seventy-Nine Thousand Five Hundred United States Dollars (US$1,079,500) (such initial and second payments, collectively, the “Lump Sum Payments”), which second payment shall be made by Laserscope to Palomar upon the earlier of (a) without limiting Section 10.3(a), the closing of a sale or transfer to a Third Party of all or substantially all of the assets comprising Laserscope’s aesthetic business, whether by sale, merger, spin-off or otherwise, or (b) January 15, 2007. The Lump Sum Payments shall be made by wire transfer and without deduction for any taxes or other charges, as provided in Section 4.11. The Parties acknowledge that (A) the Lump Sum Payments reflect Laserscope’s good faith estimate of (1) the aggregate amount of unpaid royalties that would be due pursuant to Section 4.4 for Sales of Licensed Products, excluding the Original Licensed Product (as defined below), by Laserscope and Laserscope Affiliates accruing before the Effective Date if such Section were applied to such Sales prior to the Effective Date, plus (2) the aggregate amount of unpaid royalty payments due from Laserscope for Original Net Sales (as defined below) of the Original Licensed Product accruing prior to the Effective Date under the Original Agreement, in each case excluding interest, and (B) for the avoidance of doubt, subject to payment of each of the Lump Sum Payments, Laserscope shall not be liable for any interest due on such unpaid royalties described in clause (A), in accordance with the release granted by Palomar in Section 7.2(a).

(b) No Right to Audit. Sales of Licensed Products and such Original Net Sales of the Original Licensed Product that give rise to the Lump Sum Payments in Section 4.2(a) and applicable interest shall not be auditable by Palomar.

(c) Definitions. For purposes of this Agreement, (i) “Original Licensed Product” shall mean the “Licensed Product” and (ii) “Original Net Sales” shall mean “Net Sales”, in each case as such terms are defined in the Original Agreement.

4.3. No Payments for Certain Laserscope Products. The Parties acknowledge and agree that no royalties are due hereunder for the Sale of (1) Laserscope Other Products, except as provided in Section 4.4(c) to the extent that a Laserscope Other Product becomes a Laserscope Combination Product hereunder, or (2) Laserscope Other Modules, except as provided in Section 4.4(c) upon their Sale as part of or for use with a Laserscope Combination Product. No provision contained herein, including in this Section 4.3 or Section 4.4 or the definitions in Section 1, shall limit Palomar’s ability to institute any suit or action and seek any remedy against Laserscope or any Laserscope Affiliate in the event the manufacture, use, sale, offering for sale, or importation of any Laserscope Other Product or Laserscope Other Module infringes any Valid Claim of the Anderson Patents, even if the same is used in combination with a Licensed Product for which a license is granted and royalties are paid hereunder.

4.4. Royalties Payable by Laserscope for Net Sales.

(a) Laserscope Hair Products and Laserscope Modules Added Thereto.

(i) Laserscope shall pay to Palomar royalties on Net Sales of each Laserscope Hair Product, in all countries where the manufacture, use, sale, offer for sale or importation of such Laserscope Hair Product infringes a Valid Claim of the Anderson Patents, equal to seven and one half percent (7.5%) of such Net Sales.

(ii) In the event that a Laserscope Hair Module is Sold for use with a previously Sold Laserscope Hair Product, Laserscope shall pay to Palomar royalties of seven and one half percent (7.5%) on Net Sales attributable to such Laserscope Hair Module in all countries where the manufacture, use, sale, offer for sale or importation of such Laserscope Hair Module infringes a Valid Claim of the Anderson Patents.

(iii) In the event that a Laserscope Other Module is Sold for use with a previously Sold Laserscope Hair Product, (1) no royalties already paid or owed to Palomar for the previous Sale of such Laserscope Hair Product hereunder shall be creditable or refundable and there shall be no right of set-off with respect thereto, and (2) no royalties shall be owed Palomar hereunder on the Net Sales attributable to such Laserscope Other Module.

(b) Laserscope Other Products, and Laserscope Modules Added Thereto.

(i) No royalties shall be owed Palomar hereunder by Laserscope on the Sale of Laserscope Other Products.

(ii) In the event that a Laserscope Hair Module is Sold for use with a previously Sold Laserscope Other Product, (1) no royalties shall be owed hereunder for the previous Sale of the Laserscope Other Product, and (2) Laserscope shall pay to Palomar royalties of seven and one half percent (7.5%) on Net Sales attributable to such Laserscope Hair Module in all countries where the manufacture, use, sale, offer for sale or importation of such Laserscope Hair Module infringes a Valid Claim of the Anderson Patents.

(iii) In the event that a Laserscope Other Module is Sold for use with a previously Sold Laserscope Other Product, no royalties shall be owed Palomar hereunder on the Net Sales attributable to such Laserscope Other Module.

(c) Royalties Payable by Laserscope on Laserscope Combination Products.

(i) Amount. Laserscope shall pay to Palomar a seven and one half percent (7.5%) royalty on the percentage set forth in the table below of the Aggregate Net Sales (as defined below) attributable to the Sale of each Laserscope Combination Product, in all countries where the manufacture, use, sale, offer for sale or importation of such Laserscope Combination Product infringes a Valid Claim of the Anderson Patents:

Type of Laserscope Combination Products
Number of Laserscope Hair Modules	Number of Laserscope Other Modules	Percentage of Aggregate Net Sales To Use to Calculate Royalty Amount Owed
None	One or more	Zero percent (0%), i.e., no royalty due

One or more	None	One hundred percent (100%)

Only one	One or more	Fifty percent (50%)

More than one	One or more	Seventy percent (70%)

(ii) Calculation of Royalties. For purposes of calculating royalties on the Sale of Laserscope Combination Products, and Laserscope Modules for them, the “Aggregate Net Sales” shall be used, wherein such term shall mean all of the Net Sales attributable to all the components of a particular Laserscope Combination Product, i.e., the Laserscope Combination Product and all associated Laserscope Modules, whether one or more than one Sales were involved. Accordingly, upon each Sale of a Laserscope Combination Product, or a Laserscope Module associated therewith, the royalties due Palomar shall be calculated or recalculated, as the case may be, as follows:

(1) On the first Sale of a Laserscope Combination Product, the royalty shall be calculated as provided in the table above on the Net Sales attributable to such Laserscope Combination Product (including any Laserscope Modules Sold therewith), which shall be the Aggregate Net Sales for such purposes;

(2) For a Laserscope Combination Product previously Sold, upon the Sale of a Laserscope Module to be used with such Laserscope Combination Product, the Net Sales from clause (1) above and the Net Sales attributable to such Laserscope Module shall be summed to give the Aggregate Net Sales, and the royalty shall be calculated as provided in the table above, with the understanding that the percentage of Aggregate Net Sales to be used to calculate the royalty owed may change if the type of Laserscope Combination Product were to change as a result of the Sale of such Laserscope Module, and either (A) a credit shall be taken by Laserscope if and only to the extent that Laserscope has already paid royalties on such Laserscope Combination Product (and no other Laserscope Product) in excess of the new royalty calculated, or (B) an additional amount shall be paid by Laserscope to Palomar for any increase in the royalties owed; and

(3) The process in clause (2) above shall be repeated for each Sale of a Laserscope Module to be used with such Laserscope Combination Product.

Exhibit F sets forth examples of calculating royalties owed for the Sale of Laserscope Combination Products.

(iii) Counting Laserscope Modules. With respect to the foregoing table in Section 4.4(c)(i), for purposes of determining the number of Laserscope Modules associated with a particular Laserscope Combination Product:

(1) Each separate Laserscope Module shall count as either a Laserscope Hair Module or a Laserscope Other Module, even if such module may be used for multiple treatment purposes (e.g., a Laserscope Other Module that was marketed for treatment of both wrinkles and acne would count as one Laserscope Other Module for the tally); and

(2) Each Laserscope Module may only be associated with a single Laserscope Combination Product, even if such Laserscope Module is used with more than one Laserscope Combination Product, and each Laserscope Module shall be associated with that Laserscope Combination Product that gives to the greatest extent possible an equal number of each type of Laserscope Module to all of the Laserscope Combination Products that use such Laserscope Module.

(iv) Royalties for The Gemini Laser System. The Gemini Laser System is a Laserscope Combination Product as set forth on Exhibit E. As of the Execution Date, the Gemini Laser System comes with both a Laserscope Hair Module (i.e., a YAG module for hair removal and other skin treatments) and a Laserscope Other Module (i.e., a KTP module for skin treatments other than hair removal). As of the Execution Date, there is no option to purchase the Gemini Laser System with only one or the other of such modules. For the sake of clarity, according to the chart above, Laserscope shall pay Palomar royalties of seven and one half percent (7.5%) on fifty percent (50%) of the Net Sales of the Gemini Laser System. In the event that sales of the Gemini Laser System during the Term allow purchases of either or both of the YAG and KTP modules or other modules, the applicable royalties shall be calculated in accordance with the provisions above.

4.5. Royalties – General. The following provisions shall apply to all royalties due under any provision of Section 4:

(a) Limited Right of Set-Off. Except as expressly provided in Section 4.11 and in Section 4.4(c) for royalties payable pursuant to Section 4.4(c), all royalties owed or paid to Palomar pursuant to this Section 4 shall be non-creditable and non-refundable and there shall be no right of set-off with respect thereto, provided that Laserscope may credit any over-payment made by Laserscope to Palomar hereunder against future amounts owed Palomar hereunder but otherwise Palomar shall not be obligated to reimburse any such over-payment.

(b) Multi-Sale Licensed Products. Royalties shall be owed to Palomar hereunder no matter whether a Licensed Product is Sold in a single transaction, or whether the various components of a Licensed Product are Sold in a series of transactions. By way of example and without limitation, if a first component of a Licensed Product that by itself is not a Licensed Product hereunder is Sold (e.g., an item that is used to remove tattoos but is not a Licensed Product hereunder), and then thereafter a second component of a Licensed Product that, when combined or used in combination with the first component, produces a Licensed Product hereunder is then Sold (e.g., a piece that, when used with the item for tattoo removal, produces optical radiation for hair removal), royalties shall be owed to Palomar on the Net Sales attributable to all the components that make up the Licensed Product (for this example, the sum of the Net Sales attributable to the Sale of the item for tattoo removal and the piece for hair removal).

(c) Country Issues. Royalties shall be owed and payable only on Net Sales of Licensed Products in those countries where the manufacture, use, sale, offer for sale or importation of such Licensed Product infringes a Valid Claim of the Anderson Patents, subject to the following understanding for the mutual convenience of the Parties: the determination of whether the manufacture of a Licensed Product infringes a Valid Claim of the Anderson Patents shall be determined by assuming that the entire Licensed Product for such infringement analysis is manufactured in each country in which a part of the Licensed Product that is materially involved in practicing such a Valid Claim occurs. By way of example and without limitation, if a part of a Licensed Product that is materially involved in practicing such a Valid Claim is manufactured in a first country, and another part of a Licensed Product is manufactured in a second country, for purposes of determining if a royalty is owed to Palomar hereunder on the manufacture of the Licensed Product as a whole, the entire Licensed Product shall be assumed to be manufactured in the first country, and if such Valid Claim in the first country would be, in the absence of the sublicense granted in Section 2.1, infringed by such manufacture, then a royalty shall be owed to Palomar on the Net Sale attributable to the entire Licensed Product. Similarly, if the part of the Licensed Product that is manufactured in the second country is also materially involved in practicing a Valid Claim in the second country and if such Valid Claim in the second country would be, in the absence of the sublicense granted in Section 2.1, infringed by such manufacture, then a royalty shall be owed to Palomar on the Net Sale attributable to the entire Licensed Product. The foregoing shall also apply in the event a Licensed Product is Sold as components in more than one transaction, as provided in Section 4.5(b).

(d) Treatment of Marketing by Others. For purposes of determining whether any module, product, system, component, accessory or other good or service is a Licensed Product hereunder, it is understood and agreed that all marketing activities supported directly or indirectly by Laserscope or one or more Laserscope Affiliates or Laserscope Sublicensees (which support may include, without limitation, providing any written marketing materials, supporting any clinical trials, or providing any consideration (including by reducing amounts owed)) shall be attributed to Laserscope and Laserscope Affiliates for such purposes. With respect to attributing certain marketing activities by Laserscope Sublicensees to Laserscope and Laserscope Affiliates under this Section 4.5(d), the Parties understand and agree that, once Laserscope or any Laserscope Affiliate learns of any such marketing activities by any Laserscope Sublicensee that Laserscope and Laserscope Affiliates do not want to be attributed to them hereunder (the “Non-Applicable Activities”), Laserscope shall notify Palomar in writing of such Non-Applicable Activities and the Laserscope Sublicensee(s) involved (unless Palomar first notified Laserscope of such Non-Applicable Activities, whereupon Laserscope shall confirm in writing that it received such notice and intends to take the steps set forth below), and Laserscope and Laserscope Affiliates shall use commercially reasonable efforts to end such Non-Applicable Activities within a commercially reasonable period of time. If Laserscope and Laserscope Affiliates are able to end all such Non-Applicable Activities within six (6) months of first learning of any such Non-Applicable Activities, those Non-Applicable Activities shall not be attributed to Laserscope and Laserscope Affiliates hereunder; however, if Laserscope and Laserscope Affiliates are unable to end the Non-Applicable Activities within six (6) months by such efforts, Laserscope and the Laserscope Affiliates shall immediately (x) terminate the sublicense to such Laserscope Sublicensee, and (y) stop Selling (directly or indirectly through other Laserscope Sublicensees or otherwise) Licensed Products to such Laserscope Sublicensee. Laserscope’s and Laserscope Affiliates’ full compliance with the preceding sentence shall be deemed to fully satisfy their obligations under this Section 4.5(d) with respect to Laserscope Sublicensees; contingent upon such full compliance, any such Non-Applicable Activities shall not be attributed to Laserscope or any Laserscope Affiliate.

(e) Records. In addition to the records that Laserscope and Laserscope Affiliates are required to keep under Section 4.9, Laserscope shall maintain, and shall cause Laserscope Affiliates to maintain, such records, based on the serial number of each Laserscope Product and Laserscope Module, to verify any royalty calculation for Laserscope Products and Laserscope Modules, and such records shall be available for audit as provided in Section 4.10.

(f) Single Royalty. Laserscope shall pay only one royalty hereunder on Net Sales attributable to each Licensed Product whether or not it is covered by more than one claim of the Anderson Patents and whether or not it infringes the Anderson Patents in more than one country.

(g) Waiver. By written notice to Laserscope, Palomar shall have the right to waive, in its sole discretion, retrospectively or prospectively, any royalties owed or that would otherwise be owed in the future to Palomar by Laserscope as a result of this Agreement, and Palomar shall have no liability of any kind whatsoever as a result of the presence or absence of any waived obligation.

4.6. Potential Royalty Rate Reduction.

(a) Potential Reduction in Royalty Rate. Subject to Section 4.6(b), if after the Effective Date Palomar grants to a Third Party a non-exclusive sublicense under the Anderson Patents within the Professional Field (but not the Consumer Field), which sublicense has materially the same terms as this Agreement but with a royalty rate on net sales of products whose manufacture, use or sale infringe the Anderson Patents in the United States that is a lower percentage than the percentage rate specified under Section 4.4 (i.e., 7.5%) (such lower percentage rate, the “Lower Rate”), then Palomar shall notify Laserscope of the existence of any such sublicense and the Lower Rate, and the royalty percentage rate set forth in Section 4.4 shall be reduced to the Lower Rate for Net Sales of Licensed Product whose manufacture, use or sale infringe the Anderson Patents in the United States, which reduction shall become effective as of the date (but not before) that such Third Party has sold, in the aggregate, at least One Hundred Thousand Dollars (U.S. $100,000) in products whose manufacture, use or sale infringe the Anderson Patents in the United States giving rise to royalties payable to Palomar at the Lower Rate. Upon Laserscope’s reasonable written request, Palomar shall certify to Laserscope that Palomar is in compliance with this Section 4.6 for each new sublicense under the Anderson Patents granted by Palomar after the Effective Date in the Professional Field. Notwithstanding anything in this Agreement to the contrary, any such royalty reduction shall not apply to amounts already paid or payable to Palomar hereunder (including those identified in Section 4.2).

(b) Exceptions. Section 4.6(a) shall not apply to any of the following sublicenses under the Anderson Patents granted by Palomar:

(i) Sublicenses, or rights to sublicenses, that are in effect prior to the Effective Date;

(ii) Sublicenses granted by Palomar to settle infringement of the Anderson Patents occurring prior to the effective date of such sublicense, so long as the applicable royalty rate under such sublicense on net sales after the effective date of such sublicense of products whose manufacture, use or sale infringe the Anderson Patents in the United States is equal to the percentage rate specified under Section 4.4 (i.e., 7.5%);

(iii) Sublicenses granted by Palomar for which the consideration owed to Palomar is more than the payment of royalties on net sales, such as a bona fide license or sublicense to Palomar by such Third Party under Patents or other intellectual property rights owned or controlled by such Third Party;

(iv) Sublicenses granted for other than hair removal and/or outside the Professional Field;

(v) Sublicenses granted to Palomar Affiliates;

(vi) Sublicenses granted in connection with a development and/or commercialization agreement in which Palomar has more than de minimus development or commercialization rights or obligations; and

(vii) Sublicenses or licenses that apply to more than the Anderson Patents, such as licenses or sublicenses to other Patents owned or controlled by Palomar or other intellectual property rights, such as trade secrets, of Palomar.

(c) Exceptions to a Patent Challenge. Section 4.6(a) shall not apply under any circumstances if the royalty rate under Section 4.4 increases as a result of a Patent Challenge as specified in Section 9.6.

4.7. Royalty Disputes.

(a) Royalty Dispute and Escrow Account. If Laserscope shall fail to pay the royalties owed to Palomar hereunder when due, or if the Parties shall in good faith dispute whether Laserscope has an obligation to pay to Palomar royalties for the Sale by Laserscope or any Laserscope Affiliate of any item, or their amount, for whatever reason, the Parties shall first attempt to resolve such dispute (a “Royalty Dispute”) in accordance with Section 6. If the Parties are unable to resolve a Royalty Dispute as provided in Section 6, then within seventy-five (75) days of the applicable Dispute Notice Date from Section 6.1 for such Royalty Dispute, Laserscope shall deposit those royalty amounts that Palomar believes in good faith it is owed hereunder and that Laserscope has failed or refuses to pay to Palomar (collectively, the “Disputed Amounts”) into an escrow account (the “Escrow Account”). The Escrow Account shall (1) be under the control of an independent escrow agent that is a U.S. recognized banking or financial institution and that is reasonably acceptable to Palomar, (2) accrue interest on all deposited Disputed Amounts at a commercially reasonable rate, and (3) require that such escrow agent distribute all deposited Disputed Amounts (plus interest and minus fees for the Escrow Account) at the mutual direction of the Parties or as provided by a court or other decision-maker agreed to by the Parties. In addition, all fees charged by such escrow agent for the Escrow Account (the “Escrow Fees”) shall be paid from the deposited Disputed Amounts, subject to recovery as provided in Section 4.7(b). All subsequent disputed or unpaid royalties related to an unresolved Royalty Dispute shall be deposited by Laserscope as additional deposited Disputed Amounts in the applicable Escrow Account for such Royalty Dispute when the payment would be due hereunder for those royalties. It is understood and agreed that a new Escrow Account shall be established for a Royalty Dispute that is unrelated to any then unresolved Royalty Disputes. This Section 4.7 shall be in addition and without prejudice to any Party’s other rights or remedies hereunder.

(b) Costs. In the event that Laserscope has deposited, or is obligated to deposit, any amounts in an Escrow Account as provided in Section 4.7(a) for a Royalty Dispute, then in the event that any suit or action is instituted by either Party to resolve such Royalty Dispute, the prevailing Party in such suit or action with respect to the issue(s) giving rise to such Royalty Dispute shall be entitled to recover from the losing Party all reasonable out-of-pocket fees, costs and expenses (including those of attorneys, professionals and accountants and all those arising from appeals and investigations) incurred by the prevailing Party in connection with such Royalty Dispute on or after the applicable Dispute Notice Date, as well as all applicable Escrow Fees (collectively, “Expenses”). In the event that one Party prevails on some issues, and the other Party prevails on other issues, involved in such Royalty Dispute, then each Party shall be entitled to recover from the other Party an amount equal to the product calculated by multiplying (1) the sum total of both Parties’ Expenses for such Royalty Dispute, with (2) such Party’s Winning Percentage, wherein “Winning Percentage” shall mean the (i) the sum of the monetary value of the applicable Disputed Amounts for each issue on which a Party prevailed, divided by (ii) all of the applicable Disputed Amounts.

4.8. Reports. Following the Effective Date and for as long as royalties are owed to Palomar hereunder, Laserscope shall furnish to Palomar a written quarterly calendar report showing, on a country-by-country basis, for all Sales by Laserscope and Laserscope Affiliates: (i) the Net Sales of all Licensed Products for which royalties are owed under Section 4.4 during the reporting period and a reasonably detailed calculation of such Net Sales, including separately identifying Sales made by Laserscope and Laserscope Affiliates and including the amount and reasons for any deductions from Actual Amounts; (ii) the royalties payable in U.S. dollars owed to Palomar for such Net Sales; (iii) the dates of the first commercial sale of any new Licensed Product that occurred during the reporting period and Laserscope’s proposed categorization of such new Licensed Product; (iv) the exchange rates used in determining the amount of U.S. dollars; (v) the reclassification of any Laserscope Product or Laserscope Other Product from one category to another or within types of Laserscope Combination Products identified in the table above, and a reasonably detailed description for such reclassification; and (vi) all serial number information regarding specific examples of Laserscope Combination Products and Laserscope Modules for use with them, including all other information reasonably necessary, to explain any royalty calculation for Sales of such Products and Modules. Each report shall be due on the thirtieth (30th) day following the close of each calendar quarter. If no royalty is due for any royalty period during the Term hereunder, Laserscope shall so report. The receipt or acceptance by Palomar of any royalty statement or royalty payment shall not prevent Palomar from subsequently challenging the validity or accuracy of such statement or payment, or the method used by Laserscope in calculating the same. Further, the acceptance by Palomar of Laserscope’s good faith estimate of the Lump Sum Payments shall not prevent Palomar from subsequently challenging the method used by Laserscope in calculating any such statement or payment. The above report shall be regarded as Laserscope’s confidential information and Palomar hereby covenants that it shall not use or disclose any information included in such report for any purpose other than determining whether Laserscope and Laserscope Affiliates have complied with their obligations under, and enforcing the terms of, this Agreement, provided that Palomar may share such information with MGH under a confidentiality agreement between Palomar and MGH. Palomar further agrees that, until such time as such information is no longer confidential through no fault of Palomar, it shall maintain the report and any information included therein in confidence and treat such information in a manner at least as restrictive as its manner of treating its own confidential information of similar nature and in any event not less than with a reasonable degree of care.

4.9. Records. Laserscope and Laserscope Affiliates shall keep complete and accurate records for seven (7) years after the Sale of a Laserscope Product or Laserscope Module, including records of Net Sales of Laserscope Products and Laserscope Modules.

4.10. Audits. Upon sixty (60) days prior written request by Palomar or MGH, Laserscope and Laserscope Affiliates shall permit a certified, independent public accountant selected by Palomar or MGH to have access during normal business hours, at Laserscope and such Laserscope Affiliate’s premises, to such of the records of Laserscope and Laserscope Affiliates as may be reasonably necessary to verify the accuracy of the royalty reports and payments hereunder. Palomar may make such a request not more than once in respect of any calendar year and such request may not apply to any periods outside of the period of time that the appropriate records are required to be kept hereunder in accordance with Section 4.9. In the event that such accountant concludes that additional royalties are owed for the audited period, the additional royalty shall be paid within thirty (30) days of the date Palomar delivers to Laserscope such accountant’s written report so concluding, together with interest calculated in the manner provided by Section 4.11. The fees charged by such accountant shall be paid by Palomar or MGH unless the audit discloses that the royalties payable by Laserscope for the audited period are at least five thousand dollars (U.S. $5,000) more than the royalties actually paid for such period, in which case Laserscope shall pay the reasonable fees and expenses charged by such accountant. Palomar agrees that such accountant’s report and all information subject to review under this Section 4.10 is confidential, that it shall cause such accountant to retain all such information in confidence, and that it shall not provide such information to MGH unless MGH agrees to retain all such information in confidence. Palomar hereby covenants and agrees that Palomar may not use any such information for any purpose other than determining whether Laserscope or any Laserscope Affiliate has complied with their obligations under, and enforcing the terms of, this Agreement. Palomar further agrees that, until such time as such information is no longer confidential through no fault of Palomar, it shall maintain such information in confidence and treat it in a manner at least as restrictive as the manner in which Palomar treats its own confidential information of similar nature and in any event not less than with a reasonable degree of care.

4.11. Payments. Royalties accrued by the end of a calendar quarter shall be due and payable on the forty-fifth (45th) day following the close of each calendar quarter. For clarity, royalties accrued during the period of time from the Effective Date through September 30, 2006 (i.e., during the third calendar quarter of 2006) for Sales of Licensed Products during such period of time shall be due and payable on November 14, 2006. The receipt or acceptance by Palomar of any royalty payment shall not prevent Palomar from subsequently challenging the validity or accuracy of such payment. Late royalty payments, together with interest thereon accruing under this Agreement from the date when due, shall be payable immediately upon discovery. Any credits to be taken by Laserscope as a result of deductions to the royalties already paid shall be taken from the next payment due hereunder. All payments under this Agreement shall be made when due hereunder in U.S. dollars by transfer to Palomar to the bank account specified below or such other bank account as Palomar may designate from time to time. Any payments which fall due on a date which is a legal holiday in the jurisdiction in which the bank account resides may be made on the next following day which is not a legal holiday in such jurisdiction. Any payments that are not paid on or before the date such payments are due under this Agreement shall bear interest at a rate equal to the lesser of one and one-half percent (1.5%) per month or the highest rate permitted by applicable law. Interest payable shall be calculated on a compound basis with a monthly compounding period from the date the payment was due until the date payment is received by Palomar.

Bank Name:	Banknorth
Bank Address:	370 Main Street
Worcester, MA 01608
Palomar Medical Technologies, Inc.
Account No. 8241022982
ABA No. 211370545

4.12. Taxes and Other Charges. In addition to any other amounts due hereunder, Laserscope and Laserscope Affiliates shall pay all foreign, federal, state, municipal and other governmental excise, sales, use, property, customs, import, value added, gross receipts and other taxes, fees, levies and duties of any nature now in force or enacted in the future that are assessed upon or with respect to the manufacture, use, offer for sale, sale or importation of the Licensed Products, any royalties or other payments made or owing hereunder, or otherwise arising in connection with this Agreement or any transactions contemplated hereby, but excluding United States taxes based on Palomar’s net income. If Laserscope is required by law to make any deduction or withhold from any sum payable to Palomar by Laserscope hereunder, then the sum payable by Laserscope upon which the deduction or withholding is based shall be increased to the extent necessary to ensure that, after such deduction or withholding, Palomar receives and retains, free from liability for such deduction or withholding, a net amount equal to the amount Palomar would have received and retained in the absence of such required deduction or withholding.

4.13. Mutual Convenience of the Parties. The royalty obligations set forth hereunder (including the royalties payable on Licensed Products manufactured in more than one country as provided in Section 4.5(c) and Section 4.7 addressing Royalty Disputes), have been agreed to by the Parties for the purpose of reflecting and advancing their mutual convenience, including the ease of calculating and paying royalties to Palomar. Laserscope and Laserscope Affiliates each hereby stipulates to the fairness and reasonableness of such royalty obligations and covenants not to allege or assert, or allow any Laserscope Sublicensees, or allow, cause or encourage or support any Third Party to allege or assert, that such royalty obligations are unenforceable or illegal in any way or amount to patent misuse.

5.	Representations and Warranties with License; Disclaimer; No Consequentials.

5.1. General. Each of Laserscope and Palomar represents and warrants to the other as of the Execution Date that:

(a) it is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization, and has full corporate power and authority to enter into this Agreement;

(b) this Agreement has been duly executed and delivered by it and is a binding obligation of it, enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally, and to general equitable principles; and

(c) it is not subject to a petition for relief under any bankruptcy legislation, it has not made an assignment for the benefit of creditors, it is not subject to the appointment of a receiver for all or a substantial part of its assets, and it is not contemplating taking or becoming subject to any of the foregoing.

5.2. Specific.

(a) Palomar hereby represents and warrants to Laserscope as of the Execution Date that “Excluded Third Parties” only includes: Candela Corporation and Alma Lasers, Inc.

(b) Laserscope hereby represents and warrants to Palomar as of the Execution Date that the Laserscope Combination Products and handpieces listed in Exhibit C under the heading “List of Laserscope Combination Products” and the Laserscope Hair Products and handpieces listed in Exhibit D are royalty-bearing under this Agreement.

5.3. Covenants Not To Sue.

(a) By Laserscope. In partial consideration of the various terms of this Agreement, Laserscope and Laserscope Affiliates hereby covenant not to sue, or support or assist any Third Parties in suing, any Released Palomar Entities (as defined in Section 7.1(a), but excluding licensees or sublicensees of Palomar or Palomar Affiliates) for infringement of any Patent that is owned or in-licensed by Laserscope or any Laserscope Affiliates (excluding American Medical Systems) as of the Execution Date or as to which Laserscope or any Laserscope Affiliates (excluding American Medical Systems) has the right to sue as of the Execution Date, together with any other Patent claiming priority (directly or indirectly) thereto (collectively, the “Laserscope Patents”), by the manufacture, use, sale, offer for sale or importation of any product of Palomar listed on Exhibit G, in each case limited to the form those products are sold and to the treatments (excluding internal surgical treatments) for which those products are marketed by Palomar prior to or as of the Execution Date, and in the Professional Field only (collectively, the “Palomar Products”). Laserscope shall impose the foregoing covenant not to sue on any Third Party to which Laserscope or any Laserscope Affiliate may after the Execution Date Transfer any of the Laserscope Patents with respect to the Professional Field along with any right to enforce the same in the Professional Field to the extent applicable to the Palomar Products. For purposes of this provision, “American Medical Systems” means American Medical Systems Holdings, Inc. and its Affiliates, excluding Laserscope and its Affiliates as they existed before they were acquired by American Medical Systems.

(b) By Palomar. In partial consideration of the various terms of this Agreement, Palomar and Palomar Affiliates hereby covenant not to sue, or support or assist any Third Parties in suing, any Released Laserscope Entities (as defined in Section 7.2(a), but excluding licensees or sublicensees of Laserscope or Laserscope Affiliates) for infringement of any Patent that is owned or in-licensed by Palomar or any Palomar Affiliates as of the Execution Date or as to which Palomar or any Palomar Affiliates has the right to sue as of the Execution Date, together with any other Patent claiming priority (directly or indirectly) thereto (collectively, the “Palomar Patents”), but excluding the Anderson Patents, by the manufacture, use, sale, offer for sale or importation of any Lyra Laser System, Gemini Laser System, Solis System, Aura Laser System, Venus Laser System, Greenlight HPS or PV Systems, StoneLight Laser System, 800 Series System, or Orion 532/1064 nm Laser System, which Orion 532/1064 nm Laser System Laserscope hereby represents and warrants has never been marketed or Sold by Laserscope or any Laserscope Affiliates for hair removal, together with all handpieces and associated cables, scanners and surgical fibers, in each case limited to the form those products are sold and to the treatments for which those products are marketed by Laserscope prior to or as of the Execution Date, and in the Professional Field only (collectively, the “Laserscope Products”). Palomar shall impose the foregoing covenant not to sue on any Third Party to which Palomar or any Palomar Affiliate may after the Execution Date Transfer any of the Palomar Patents with respect to the Professional Field along with the right to enforce the same in the Professional Field to the extent applicable to the Laserscope Products. For clarity, nothing contained in this Section 5.3(b) shall limit any remedies under any Patents in the Consumer Field.

(c) Term of Section 5.2 Covenants. For clarity, the covenants not to sue contained in Sections 5.3(a) and 5.3(b) shall apply (i) to all activities that occur prior to and after the Execution Date until there are no more Valid Claims of the Patents subject to those covenants, unless this Agreement is earlier terminated whereupon such covenants shall continue to apply to those activities that occurred before any such termination but shall not apply to any activities occurring after such termination, and (ii) only to those products set forth in Sections 5.3(a) and 5.3(b) limited to the form those products are sold and to the treatments for which those products are marketed by the respective Party prior to or as of the Execution Date.

5.4. Disclaimer. EXCEPT AS EXPRESSLY PROVIDED HEREIN, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED, OR ARISING BY CUSTOM OR TRADE USAGE, WITH RESPECT TO THE LICENSED PRODUCTS, PALOMAR PRODUCTS, ANDERSON PATENTS OR ANY OTHER ITEMS OR RIGHTS PROVIDED HEREUNDER, OR OTHERWISE IN CONNECTION WITH THIS AGREEMENT. WITHOUT LIMITING THE FOREGOING, EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES AND REPRESENTATIONS, WHETHER EXPRESS OR IMPLIED, (i) THAT ANY PRODUCT OR SYSTEM, OR ITS DEVELOPMENT, MANUFACTURE, MARKETING, SALE, IMPORTATION, DISPOSITION OR USE, OR ANY OTHER ACTIVITIES CONTEMPLATED BY THIS AGREEMENT, SHALL BE FREE FROM INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER RIGHTS OF ANY THIRD PARTY, (ii) AS TO THE QUALITY OR PERFORMANCE OF ANY SUCH ITEMS, OR (iii) OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE OR NONINFRINGEMENT.

5.5. No Consequential Damages. OTHER THAN FOR LASERSCOPE’S AND LASERSCOPE AFFILIATES’ INDEMNIFICATION OBLIGATIONS CONTAINED IN SECTION 7, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING DAMAGES FOR LOSS OF BUSINESS, LOSS OF PROFITS OR LOSS OF USE), WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY, OR ANY CAUSE OF ACTION RELATING TO THE LICENSED PRODUCTS, PALOMAR PRODUCTS, ANDERSON PATENTS OR ANY OTHER ITEMS OR RIGHTS PROVIDED HEREUNDER, OR OTHERWISE IN CONNECTION WITH THIS AGREEMENT, WHETHER OR NOT SUCH PARTY KNOWS OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGE.

6.	Disputes.

6.1. Disputes. The Parties recognize that disputes as to certain matters may from time to time arise that relate to any Party’s rights or obligations hereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedited manner by mutual cooperation. To accomplish this objective, the Parties agree to adhere to the following procedures if and when a dispute arises under this Agreement: by a written notice sent by a Party, any such disputes shall be first referred to executive officers designated by each affected Party (plus Laserscope if the affected Party is a Laserscope Affiliate) (the date of such notice, the “Dispute Notice Date”). If such executive officers are unable to resolve such a dispute within thirty (30) days of the Dispute Notice Date, the matter shall be presented to the chief executive officers of such Parties, or their respective designees (which designees must be senior executives), for resolution through good faith discussions. In the event that the chief executive officers or their designees cannot resolve the dispute within thirty (30) days of being requested by a Party to resolve a dispute, any such Parties may take such other lawful action as such Party deems appropriate in its sole discretion, including pursuing litigation against the others.

6.2. Equitable Relief. Notwithstanding the foregoing dispute resolution procedure, in the event of an actual or threatened breach hereunder, the aggrieved Party may seek equitable relief (including restraining orders, specific performance or other injunctive relief) without submitting to such dispute resolution procedure if there is a reasonable likelihood of the occurrence of irreparable harm during the period of the dispute resolution procedure.

6.3. Tolling. The Parties agree that all applicable statutes of limitation and time-based defenses (such as estoppel and laches) shall be tolled while the dispute resolution procedure set forth in Section 6.1 is pending, and the Parties shall cooperate in taking any and all actions necessary to achieve such a result.

7.	Releases and Indemnities.

7.1. By Laserscope.

(a) Release. Each of Laserscope and all Laserscope Releasing Affiliates (as defined below), together with (as applicable) their respective officers, directors, employees, shareholders, insurers, agents, trustees, attorneys, heirs, administrators, executors, successors and assigns (collectively, “Laserscope Releasors”), does hereby, jointly and severally, remise, release and forever discharge Palomar and all Palomar Affiliates, together with (as applicable) all of their respective officers, directors, employees, shareholders, insurers, customers, distributors, agents, trustees, attorneys, parents, subsidiaries, successors and assigns (collectively, the “Released Palomar Entities”), of and from any and all actions, causes of action, claims, counterclaims, damages, debts, demands, liabilities, costs, expenses, loss, liens and obligations of whatsoever name and nature, including attorney and professional fees, whether at law or in equity (hereinafter, “Claims”), outside the Consumer Field which the Laserscope Releasors now have or ever had against the Released Palomar Entities, whether or not the facts giving rise to such Claims are now known or unknown, from the first day of the world to the Effective Date (but not thereafter). It is the intention of the Laserscope Releasors fully, finally and forever to release the Released Palomar Entities from the Claims released by this Section 7.1(a). In furtherance of such intention, this release shall be and remain in effect notwithstanding the discovery subsequent to the Effective Date of any presently existing fact. Notwithstanding the foregoing, it is expressly understood that the release by Laserscope Releasors contained in this Agreement does not release the Released Palomar Entities or any of them from the obligations set forth in this Agreement (including the terms of the Original Agreement that survive as provided in Section 10.1). The foregoing release shall apply to Released Palomar Entities that are Third Parties only to the extent that any such release concerns Claims against such Third Parties arising from their relationship to the business of Palomar and Palomar Affiliates and no other matters.

(b) Laserscope’s Representation, Warranty and Indemnity as to Released Matters. Laserscope represents and warrants to Palomar that it has not heretofore assigned, transferred or purported to assign or transfer, and that it shall not hereafter assign or transfer or purport to assign or transfer, to any person or entity any matter it has released in Section 7.1(a) and it agrees to indemnify and hold harmless the Released Palomar Entities from and against all Claims based on, resulting from, in connection with, or arising out of, any such assignment or transfer or purported or claimed assignment or transfer of any such matter that it has released in Section 7.1(a), in whole or in part.

(c) Definition. For purposes of this Agreement, “Laserscope Releasing Affiliates” shall mean any person or entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with Laserscope, in each case only for so long as such person or entity satisfies the foregoing requirements.

7.2. By Palomar.

(a) Release. Subject to the payment by Laserscope to Palomar of each of the Lump Sum Payments, each of Palomar and all Palomar Affiliates, together with (as applicable) their respective officers, directors, employees, shareholders, insurers, agents, trustees, attorneys, heirs, administrators, executors, successors and assigns (collectively, “Palomar Releasors”), does hereby, jointly and severally, remise, release and forever discharge Laserscope and all Laserscope Releasing Affiliates, together with (as applicable) their officers, directors, employees, shareholders, insurers, customers, distributors, agents, trustees, attorneys, parents, subsidiaries, successors and assigns (collectively, the “Released Laserscope Entities”), of and from any and all Claims outside the Consumer Field which the Palomar Releasors now have or ever had against the Released Laserscope Entities, whether or not the facts giving rise to such Claims are now known or unknown, from the first day of the world to the Effective Date (but not thereafter). It is the intention of the Palomar Releasors fully, finally and forever to release the Released Laserscope Entities from the Claims released by this Section 7.2(a). In furtherance of such intention, this release shall be and remain in effect notwithstanding the discovery subsequent to the Effective Date of any presently existing fact. Notwithstanding the foregoing, it is expressly understood that the release by Palomar Releasors contained in this Agreement does not release the Released Laserscope Entities or any of them from the obligations set forth in this Agreement (including the obligation to pay the each of the Lump Sum Payments and the terms of the Original Agreement that survive as provided in Section 10.1). The foregoing release shall apply to Released Laserscope Entities that are Third Parties only to the extent that any such release concerns Claims against such Third Parties arising from their relationship to the business of Laserscope and Laserscope Releasing Affiliates and no other matters.

(b) Palomar’s Representation, Warranty and Indemnity as to Released Matters. Each of Palomar represents and warrants to Laserscope that it has not heretofore assigned, transferred or purported to assign or transfer, and shall not hereafter assign or transfer or purport to assign or transfer, to any person or entity any matter it has released in Section 7.2(a) and agrees to indemnify and hold harmless the Released Laserscope Entities from and against all Claims based on, resulting from, in connection with, or arising out of, any such assignment or transfer or purported or claimed assignment or transfer of any such matter that it has released hereunder, in whole or in part.

7.3. Section 1542 of the California Civil Code. Each of the Released Palomar Entities and Released Laserscope Entities hereby waive all rights they may have under Section 1542 of the California Civil Code, and acknowledge that, subject to the terms herein, the releases granted under Sections 7.1(a) and 7.2(a) extend to all claims expressly released thereunder, whether such claims are known or unknown. Each of the Released Palomar Entities and Released Laserscope Entities are fully informed of the provisions of Section 1542, which provides that:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

8.

Indemnification by Laserscope and Laserscope Affiliates. Laserscope and Laserscope Affiliates shall indemnify, pay on demand, defend and hold Palomar and Palomar Affiliates and their respective directors, officers, employees and agents harmless from and against any and all claims, demands, actions, losses, liabilities, damages and expenses (including reasonable costs and expenses of attorneys, professionals and accountants) (collectively, “Losses”) that arise out of or are incurred in connection with the development or manufacture of any Licensed Products or the marketing, distribution, sale, disposition or use by anyone (including Laserscope, Laserscope Affiliates, Laserscope Sublicensees and any of their agents, resellers and customers) of any such Licensed Products or provision by anyone of any related services. The foregoing shall include, without limitation, indemnification by Laserscope and Laserscope Affiliates against all Losses that arise out of or are incurred in connection with (i) any representation, warranty or agreement that is made by Laserscope or any Laserscope Affiliates (or any Laserscope Sublicensees or agents or resellers of the foregoing) to or with any reseller, customer or other Third Party with respect to any Licensed Product or related service or that otherwise arises out of any such transaction, or (ii) any claim that any such Licensed Product or part thereof is defective (whether in design, materials, workmanship or otherwise) or that otherwise relates to any attribute, condition or failure of any such Licensed Product, including any claim of product liability (whether brought in tort, warranty, strict liability or other form of action) or negligence. Palomar may participate in the defense of any such Losses. Laserscope and Laserscope Affiliates, in the defense of any such Losses, shall not, except with the approval of Palomar, consent to entry of any judgment or enter into any settlement which (1) would result in injunctive or other relief being imposed against Palomar, or (2) does not include as a term thereof the giving by the claimant to Palomar an unconditional release from all liability in respect to such Losses.

9.	Term and Termination.

9.1. Term. This Agreement shall become effective as of the Effective Date, may be terminated as set forth in this Section 9, and otherwise shall remain in full force and effect until the expiration of all of the Anderson Patents (other than the Other Anderson Patents) (the “Term”).

9.2. ;Effect of Termination. Termination of this Agreement in accordance with this Section 9, or expiration of this Agreement, shall not affect any rights or obligations of the Parties, including the payment of amounts due, which have accrued up to the date of such termination or expiration. Upon any expiration or termination of this Agreement, all rights and licenses granted to Laserscope and Laserscope Affiliates hereunder shall terminate. Upon termination or expiration of this Agreement, the provisions of Sections 1, 2.2(a), 2.2(b), 2.2(d), 2.2(f), 2.2(g), 2.4, 3.4(a), 4.5(a), 4.5(e), 4.5(g), 4.7 to 4.13, 5.2 (as described in Section 5.3(c)), 5.4, 5.5, 6, 7, 8, 9.2 and 10 shall survive and shall continue in full force and effect in accordance with their terms. In addition, in the event of termination of this Agreement, (i) Laserscope’s contingent obligation in Section 4.3 to pay royalties to Palomar shall survive for Net Sales accrued from the Effective Date until the effective termination date, even if no royalties have yet come due under such Section as of such termination date, and (ii) Section 9.6 shall survive and continue in full force and effect with respect to any Patent Challenge initiated before the effective termination date (including the application of any increased royalty rate pursuant to Section 9.6(b) to Sales occurring before such termination date).

9.3. Termination for Material Breach. If either Party:

(a) materially breaches this Agreement in a manner that cannot be cured; or

(b) materially breaches this Agreement in a manner that can be cured and such breach remains uncured for more than (i) twenty (20) days in the case of nonpayment or (ii) forty-five (45) days in the event of any other breach, after the receipt by such Party of notice specifying the breach and requiring its remedy, then on each such occasion, (i) where Laserscope or any Laserscope Affiliate is the breaching Party, Palomar shall have the right to terminate this Agreement in full upon written notice to Laserscope, in addition and without prejudice to any other rights or remedies Palomar may have, or (ii) where Palomar is the breaching Party, Laserscope shall have the right to terminate this Agreement in full upon written notice to Palomar, in addition and without prejudice to any other rights or remedies Laserscope may have.

9.4. Bankruptcy. If Palomar or Laserscope is subject to a petition for relief under any bankruptcy legislation, or makes an assignment for the benefit of creditors, or is subject to the appointment of a receiver for all or a substantial part of such Party’s assets, and such petition, assignment or appointment is not dismissed or vacated within sixty (60) days, the other Party, in addition and without prejudice to any other rights or remedies, shall have the right to terminate this Agreement in full upon written notice to such affected Party.

9.5. Termination for Convenience by Laserscope. Subject to the terms of this Section 9, Laserscope shall have the right to terminate this Agreement in full for convenience (i) upon at least three (3) months prior written notice to Palomar, which notice shall set forth the date for such termination, and (ii) upon payment in full of all amounts due Palomar hereunder through such termination date; provided that, as of such termination date, there are no (A) good faith disputes subject to the dispute resolution process set forth in Section 6 involving royalties owed to Palomar hereunder, and (B) yet unresolved Royalty Disputes.

9.6. Patent Challenges.

(a) Laserscope and Laserscope Affiliates shall not bring, pursue or maintain, allow any Laserscope Sublicensee to bring, pursue or maintain, or allow, cause or encourage any Third Party to bring, pursue or maintain, any claim or other assertion in any court or other governmental forum of competent jurisdiction (including any patent office) seeking a judgment or other decision that any claims of the Anderson Patents are invalid or unenforceable or not patentable or otherwise not proper (any such claim or other assertion, a “Patent Challenge”). In the event that any Patent Challenge is brought, pursued or maintained in contravention of this Section 9.6(a), Laserscope and Laserscope Affiliates each understands and agrees that, in addition and without prejudice to any of Palomar’s other rights or remedies hereunder, (i) Laserscope and Laserscope Affiliates shall be in material breach of this Agreement, and (ii) Laserscope and Laserscope Affiliates shall reimburse Palomar for all reasonable costs and expenses of attorneys, professionals and accountants incurred by Palomar and MGH to respond to and defend any such Patent Challenge.

(b) At any time in Palomar’s sole discretion or in the event that (x) the enforceability or legitimacy of the prohibition on Patent Challenges contained in Section 9.6(a) is challenged in any court or other governmental forum by Laserscope, any Laserscope Affiliates or any Third Party (including any governmental agency), or (y) such prohibition is held to be unenforceable or otherwise not legal by any court or other governmental agency of competent jurisdiction, then Palomar may elect by written notice to Laserscope, in its sole discretion, at any time, to replace such prohibition in full with the following provision: with respect to any Patent Challenge, if either (1) it is determined by a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, that any of the claims of the Anderson Patents subject to such Patent Challenge are not held invalid or unenforceable, or (2) such Patent Challenge is not maintained or diligently pursued after being brought before any such determination, in addition and without prejudice to any of Palomar’s other rights or remedies hereunder, (i) from the date such Patent Challenge is first made and thereafter, the royalty rate payable by Laserscope under Section 4.4 shall increase from seven and one half percent (7.5%) to ten percent (10%), and (ii) Laserscope and Laserscope Affiliates shall reimburse Palomar for all reasonable costs and expenses of attorneys, professionals and accountants incurred by Palomar and MGH to respond to and defend such Patent Challenge. All additional royalties owed to Palomar as a result of such royalty increase shall be due within ten (10) days of the earlier of the date of such determination or the termination of such Patent Challenge before such determination.

(c) Laserscope and Laserscope Affiliates each acknowledges and agrees that all the provisions of this Section 9.6 are reasonable, valid and necessary for the adequate protection of Palomar’s interest in and to the Anderson Patents, and that Palomar would not have granted to Laserscope and Laserscope Affiliates the non-exclusive sublicense under the Anderson Patents provided for in Section 2 without all of the provisions of this Section 9.6. Palomar shall have the right, at any time in its sole discretion, to strike this Section 9.6 in part or in full from this Agreement, and Palomar shall have no liability of any kind whatsoever as a result of the presence or absence of this Section 9.6. This Section 9.6 shall not be understood or applied to alter any standing or jurisdictional requirements that may apply to any Patent Challenge.

10.	General.

10.1. Entire Agreement; Counterparts. Subject to the payment by Laserscope to Palomar of each of the Lump Sum Payments, the Parties hereby terminate the Original Agreement as of the Effective Date in its entirety other than Article I, Article VII, Section 8.2, Section 9.4 and Section 9.5, all of which shall survive such termination, provided that in no event shall either Party have the right to seek any additional payments under the Original Agreement or any refund, credit or set-off for any payments made under the Original Agreement. Further, the Parties hereby terminate as of the Effective Date (i) that certain Agreement, dated August 5, 2005, between the Parties, provided that the obligations of the Parties thereunder with respect to Communication (as defined therein) between the Parties under such agreement prior to the Effective Date shall survive such termination and shall remain in effect for a period of five (5) years from the date of such Communication, and (ii) that certain Non-Disclosure Agreement, dated November 8, 2005, between the Parties, provided that the obligations of the Receiving Party (as defined therein) thereunder with respect to all Proprietary Information (as defined therein) that is received under such agreement prior to the Effective Date shall survive such termination and shall remain in effect for a period of five (5) years from the date of first receipt of such Proprietary Information. This Agreement (including the Exhibits and Appendices) constitutes the entire agreement between the Parties relating to the subject matter hereof and supersedes and replaces all previous agreements, practices or courses of dealings between the Parties, whether written or oral, relating to the subject matter hereof, other than the surviving provisions and the rights and obligations of the Original Agreement specified above. This Agreement may be executed in counterparts with the same force and effect as if each of the signatories had executed the same instrument.

10.2. No Agency or Joint Venture Relationship. Nothing contained herein shall be deemed to create any association, partnership, joint venture or relationship of principal, agent, master or servant between the Parties hereto or, in the case of Palomar, any Palomar Affiliates, or, in the case of Laserscope, any Laserscope Affiliates, or to provide any Party with the right, power or authority to incur any obligation or make any representations, warranties or guarantees on behalf of any other Party.

10.3. Assignment.

(a) Laserscope shall not, nor shall any Laserscope Affiliate with respect to its rights and obligations hereunder, assign this Agreement, in whole or in part, or otherwise Transfer any of its rights or interests, nor delegate any of its obligations, hereunder, in any case whether voluntarily, involuntarily, by operation of law or otherwise, without the prior written consent of Palomar in its sole discretion, provided that (1) Laserscope may assign this Agreement as a whole, effective upon written notice to Palomar, to a Laserscope Affiliate if such Laserscope Affiliate assumes, and has the ability to perform, all of the obligations of Laserscope under this Agreement, whereupon upon completion of any such permitted assignment, such Laserscope Affiliate shall be treated as “Laserscope” hereunder for all purposes, (2) Laserscope may assign this Agreement as a whole, and any Laserscope Affiliate may assign its rights and obligations hereunder as a whole, effective upon written notice to Palomar, to any entity acquiring all or substantially all of the business and assets of Laserscope and the Laserscope Affiliates related to light-based dermatology (including the Licensed Products), and (3) Laserscope may assign this Agreement as a whole, and any Laserscope Affiliate may assign its rights and obligations hereunder as a whole, effective upon written notice to Palomar, to Laserscope’s or such Laserscope Affiliate’s (as applicable) surviving or resulting entity in the event of an acquisition of Laserscope or such Laserscope Affiliate (as applicable) or any merger, spin-off or other combination involving Laserscope or such Laserscope Affiliate (as applicable), provided that none of the Third Party(ies) involved in any such acquisition, merger or combination (including any successor entity or acquirer) is an Excluded Third Party. Any attempt to assign, Transfer or delegate all or any portion of this Agreement in violation of this Section 10.3(a) shall be void. Any of the following transactions shall, without limitation, be deemed an “Assignment” of a Party or any Laserscope Affiliate for purposes of this Agreement (and thus subject to the prohibition set forth in the first sentence of this Section 10.3(a)): (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving an entity pursuant to which the stockholders of such entity immediately preceding such transaction hold less than a majority of the equity interests in the surviving or resulting entity of such transaction; (ii) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes a “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under such Act) (other than the applicable entity), directly or indirectly, of securities of such entity representing fifty percent (50%) or more of the combined voting power of such entity’s then outstanding securities; or (iii) a sale or other disposition by an entity of assets or earning power aggregating a majority of the assets or earning power of such entity or those assets relating primarily to the subject matter of this Agreement.

(b) Palomar may assign this Agreement as a whole, effective upon written notice to Laserscope, (1) to a Palomar Affiliate if such Palomar Affiliate assumes, and has the ability to perform, all of the obligations of Palomar under this Agreement, or (2) to any entity as part of any Assignment provided that such entity assumes, and has the ability to perform, all of the obligations of Palomar under this Agreement. Any attempt to assign all or any portion of this Agreement in violation of this Section 10.3(b) shall be void.

(c) This Agreement shall be binding upon, and inure to the benefit of, the legal representatives, successors and permitted assigns of the Parties (including Laserscope Affiliates and Palomar Affiliates). For clarity and without limiting the generality of this Section 10.3(c), any permitted assignee of Laserscope or any Laserscope Affiliate pursuant to Section 10.3(a) shall be permitted to further assign this Agreement, but only as provided in Section 10.3(a), and such permitted assignee and any further permitted assignee shall be bound by all of Laserscope’s or such Laserscope Affiliate’s, as applicable, obligations hereunder, including its royalty obligations under Section 4.4. Except as otherwise expressly provided herein (including in Sections 3.2(e) and 3.3(d)) and for the potential non-Party indemnitees identified in Section 7, there shall be no third-party beneficiaries, either express or implied, to this Agreement.

10.4. Severability. Except as otherwise expressly provided herein, if any term, covenant or condition of this Agreement or the application thereof to any Party or circumstance shall, to any extent, be held to be invalid or unenforceable (including the terms of Section 9.6) by a court of competent jurisdiction, then (i) the remainder of this Agreement, or the application of such term, covenant or condition to Parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law, and (ii) the Parties hereto covenant and agree to renegotiate any such invalid or unenforceable term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

10.5. Deferral of Labeling Obligations. The labeling obligations of Section 2.2(c) (patent marking) and 3.2(b) (“not intended for consumer self-use”) shall be suspended until a commercially reasonable time after the acquisition of all or substantially all of the business and assets of Laserscope and the Laserscope Affiliates related to light-based dermatology, as contemplated in Section 10.3(a)(2), provided, however that (i) in no event shall any such suspension last for more than one hundred and eighty (180) days after the Execution Date, and (ii) such suspension with respect to Section 3.2(b) shall only apply to Licensed Products Sold by Laserscope and its Affiliates as of the Execution Date.

10.6. Press Release. The Parties agree that each Party may announce the execution of the Agreement as part of its regular quarterly financial press release, provided that any such announcement has been approved by the other Party, which approval shall not be unreasonably withheld or delayed; provided, however; that such prior review and approval shall not apply to communications required by law or regulation, disclosures of information for which consent has previously been obtained, or information in a form previously disclosed publicly; and provided, further, that any draft announcement submitted to a Party for its approval shall be deemed approved if such Party fails to notify the submitting Party within twenty-four (24) hours of receipt thereof of any reasonable objection. Laserscope acknowledges that Palomar intends to file with the SEC this Agreement without redaction.

10.7. Waivers; Amendments; Supplements. Except as expressly provided herein, no waiver by any Party of a breach of any covenant or condition of this Agreement by any other Party shall be construed to be a waiver of any succeeding breach of the same or any other covenant or condition. Except as otherwise expressly provided herein, this Agreement or any Exhibit hereunder may not be changed or amended except by a writing expressly referring to this Agreement signed by both Parties.

10.8. Jurisdiction. Subject to and without limiting Section 4.7, the Parties hereby irrevocably consent to the exclusive jurisdiction and venue of any state or federal court sitting in the Commonwealth of Massachusetts, over any action or proceeding arising out of or relating to this Agreement or any agreement or document delivered in connection herewith or therewith, and agree that all claims in respect of such action or proceeding may be heard and determined in such state or federal court. Each of the Parties consents to the jurisdiction of such court or courts and agrees that the service upon it of a summons and complaint by ordinary mail shall be sufficient for such court or courts to exercise personal jurisdiction over the Parties. The Parties waive any objection to any action or proceeding in any state or federal court sitting in the Commonwealth of Massachusetts, on the basis of forum non-convenes, lack of personal jurisdiction or otherwise. Notwithstanding the foregoing, if any action or proceeding may not be brought in any such court because all such courts lack subject matter jurisdiction, the Parties may bring such action or proceeding in a court of appropriate jurisdiction.

10.9. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of laws; provided that any dispute relating to the scope, validity, enforceability, infringement, patentability or misuse of any Patent shall be governed by, and construed and enforced in accordance with, the substantive laws of the jurisdiction in which such Patent originates, except to the extent such dispute is within the scope of Section 9.6, in which case the provisions of Section 9.6 shall govern such dispute.

10.10. Certain Expenses. Except as otherwise expressly provided herein, each of the Parties hereto shall bear its own costs and expenses arising out of the negotiation, execution and performance of this Agreement.

10.11. Cumulative Remedies. Except as otherwise expressly provided herein, no remedy granted to any Party herein shall be exclusive of any other remedy, and each remedy shall be cumulative with every other remedy herein or now or hereafter existing at law, in equity or otherwise.

10.12. Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

10.13. Parties Advised by Counsel. This Agreement has been negotiated between unrelated Parties who are sophisticated and knowledgeable in the matters contained in this Agreement and who have acted in their own self interest. In addition, each Party has had the opportunity to seek advice of legal counsel. This Agreement shall not be interpreted or construed against any Party to this Agreement because that Party or any attorney or representative for that Party drafted or participated in the drafting of this Agreement.

10.14. Compliance. The Parties shall comply with all federal, state and local laws (including regulations, orders and ordinances) now or hereafter enacted, of any jurisdiction in which performance occurs or may occur hereunder. Without limitation, each Party hereby acknowledges that the rights and obligations of this Agreement are subject to the laws and regulations of the United States relating to the export of products and technical information, and it shall comply with all such laws and regulations. Except as otherwise expressly provided herein, each Party shall be solely responsible for its violations of any of the foregoing.

10.15. Notices. All notices, demands, requests, approvals, consents or other communications to be given or delivered under this Agreement shall be in writing and shall be deemed to have been given: (i) when delivered in person or by courier or confirmed facsimile; (ii) upon confirmation of receipt when sent by certified mail, return receipt requested; or (iii) upon receipt when sent by reputable private international courier with established tracking capability (such as DHL, FedEx, or UPS), postage pre-paid, and addressed as set forth as the case may be, to the noticed Party at the address set forth below, or such other address as a Party may specify by written notice to the other.

Notices shall be sent to Palomar at:	Palomar Medical Technologies
82 Cambridge Street
Burlington, MA 01803
Attention: CEO
Facsimile: (781) 993-2377

with a required copy to:	Palomar Medical Technologies
82 Cambridge Street
Burlington, MA 01803
Attention: General Counsel
Facsimile: (781) 993-2377

and a further required copy to:	Goodwin Procter LLP
Exchange Place
53 State Street
Boston, MA 02109
Attention: Kingsley L. Taft, Esq.
Facsimile: (617) 523-1231

and to Laserscope at:	Laserscope
3070 Orchard Drive
San Jose, CA
95134-2011
Attention: CEO & General Counsel
Facsimile:

with a required copy to:	Oppenheimer Wolff & Donnelly LLP
3300 Plaza VII
45 South Seventh Street
Minneapolis, Minnesota 55402
Attn: Thomas A. Letscher, Esq.
Fax: (612) 607-7100

10.16. Captions, Section Headings. As used in this Agreement, “including” means “including but not limited to”, and “herein”, “hereof” and “hereunder” refer to this Agreement as a whole. The Section headings used herein are for reference and convenience only, and shall not enter into the interpretation of this Agreement. Unless otherwise expressly provided herein, any reference to a number of “days” hereunder shall refer to calendar days. References to Sections include subsections, which are part of the related Section (e.g., a section numbered “Section 2.2(a)” would be part of “Section 2", and references to “Section 2” would also refer to material contained in the section described as “Section 2.2(a)”).

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        IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound hereby, have each caused its duly authorized representative to execute and deliver this Agreement under seal of the Execution Date.

PALOMAR MEDICAL TECHNOLOGIES, INC.

By:/s/ Joseph P. Caruso
Name: Joseph P. Caruso
Title: CEO
Date:

LASERSCOPE

By:/s/ Ross Longhini
Name: Ross Longhini
Title: Chief Operating Officer
Date:

Exhibit A

Laserscope Affiliates

1.     American Medical Systems Holdings, Inc.

2.     American Medical Systems, Inc.

3.     American Medical Systems Australia Pty. Ltd. (Australia)

4.     American Medical Systems Benelux B.V.B.A. (Belgium)

5.     American Medical Systems Canada Inc. (Canada)

6.     American Medical Systems France S.A.S. (France)

7.     American Medical Systems Deutschland GmbH (Germany)

8.     American Medical Systems Iberica S.L. (Spain)

9.     American Medical Systems UK Limited (United Kingdom)

10.     AMS Research Corporation

11.     AMS Sales Corporation

12.     American Medical Systems Gynecology Inc.

13.     American Medical Systems Europe B.V. (Netherlands)

14.     TherMatrx, Inc.

15.     AMS – American Medical Systems do Brasil Produtos Urológicos e Ginecológicos Ltda. (Brazil)

16.     Influence Medical Technologies, Ltd. (Israel)

17.     CryoGen Europe S.A.S. (France)

18.     Cytrix Israel, Ltd.

19.     Ovion Inc.

20.     Solarant Medical, Inc.

21.     Laserscope International, Inc.

22.     Laserscope (UK) Ltd. (United Kingdom)

23.     Laserscope France S.A. (France)

24.     InnovaQuartz, Inc.

Exhibit B

Anderson Patents

Issued Patents

U.S. Patent Nos. 5,595,568 & 5,735,844

European Patent Nos. EP 0 806 913 B1; EP 1 230 900 B1 & EP 1 219 258 B1 (all validated in France, Germany, Great Britain, Italy, and Spain)

Chinese Patent No. ZL96191751.2

Japanese Patent No. 3,819,025

Canadian Patent No. 2,210,720

Hong Kong Patent No. 1048754

U.S. Patent No. 5,824,023

Pending Applications

Canada: Appl. No. 2,550,682

Europe: Appl. No. EP040077257 (Div of EP Appl. No. 02 07 6295.1)

Japan: Appl. No. 2005-311144 (Div of JP523673/96)

All Patent equivalents of each of the foregoing in other jurisdictions.

Exhibit C

List of Laserscope Combination Products

The Gemini Laser System, including the base unit and all handpieces.

Narrative Regarding Definition of Laserscope Combination Products

        By way of example, and without limitation, if a Laserscope Other Product includes an energy source module that is not a Laserscope Hair Module, and Laserscope or one or more Laserscope Affiliates or Laserscope Sublicensees begins at some time to market such energy source module for hair removal, such energy source module shall be deemed a Laserscope Hair Module and all Sales of such Laserscope product (previously deemed Laserscope Other Product) shall thereafter be treated as Sales of Laserscope Hair Products or Laserscope Combination Products hereunder.

        For clarity and without limitation, a product that was one type of product, e.g., a Laserscope Other Product, may become another type of product, e.g., a Laserscope Combination Product, for the reasons described above and in Section 4.4 (e.g., marketing of an energy source module for hair removal). However, product type is determined at the time of Sale. Thus, once a specific example of a Laserscope product with a unique serial number is Sold, its product type is determined. That is, for example and without limitation, at the time of Sale, if a Laserscope product is determined to be a Laserscope Other Product (i.e., it is not capable of containing or using a Laserscope Hair Module, e.g., the Aura-i Laser System), when a specific Laserscope Other Product with a unique serial number is Sold it shall remain a Laserscope Other Product hereunder even if such system is later modified to allow a Laserscope Hair Module (e.g., 1064 Nd:YAG module) to be Sold for use with such specific Laserscope Other Product. Thereafter, however, such Laserscope product (e.g., modified Aura-i Laser System) shall be a Laserscope Combination Product and future Sales of such product, that would previously have been categorized as Laserscope Other Products upon their Sale, because they are now capable of using a Laserscope Hair Module, shall be treated upon Sale as Laserscope Combination Products hereunder.

        Similarly, if a Laserscope product is determined to be a Laserscope Hair Product (i.e., it is not capable of containing or using a Laserscope Other Module, e.g., the Lyra-i Laser System), when a specific Laserscope Hair Product with a unique serial number is Sold it shall remain a Laserscope Hair Product hereunder even if such system is later modified to allow a Laserscope Other Module (e.g., the 532nm laser module) to be Sold for use with such specific Laserscope Hair Product. Thereafter, however, such Laserscope product (e.g., modified Lyra-i Laser System) shall be a Laserscope Combination Product and future Sales of such product, that would previously have been categorized as Laserscope Hair Products upon their Sale, because they now may use a Laserscope Other Module, shall be treated upon Sale as Laserscope Combination Products hereunder.

        As a further example, as of the Execution Date, Laserscope’s Lyra-i Laser System is a Laserscope Hair Product because it is capable of using only a Laserscope Hair Module (i.e., 1064nm Nd:YAG laser module) and is not capable of using a Laserscope Other Module. As of the Execution Date, the Gemini Laser System is a Laserscope Combination Product because it is capable of using both at least one Laserscope Other Module (e.g., 532nm laser module) and one Laserscope Hair Module (e.g., 1064nm Nd:YAG laser module). Laserscope markets to its customers that they can “upgrade” the systems they buy to include additional features but, in many instances, this means that the customer returns one system and purchases a new system. For example, if a customer who purchased a Lyra-i Laser System wants to have the ability to perform vascular lesion removal, the customer shall agree to return the Lyra-i Laser System and purchase a Gemini Laser System including a Laserscope Hair Module (e.g., 1064nm Nd:YAG laser module) and a Laserscope Other Module (e.g., 532nm laser module). Though Laserscope markets this as an “upgrade”, it does not change the categorization of either the Lyra-i Laser System or Gemini Laser System. The Lyra-i Laser System remains a Laserscope Hair Product because as of its date of Sale it was not capable of using a Laserscope Other Module.

Exhibit D

Laserscope Hair Products

        Lyra-i Laser System, including base unit and all handpieces.
        Solis IPL System, including the base unit and all handpieces.

        For clarity and without limitation, in addition to using optical radiation to remove hair, a Laserscope Hair Product may further use optical radiation for treatment of skin (including treatment of vascular and pigmented lesions, acne, wrinkles, scars and tattoos, and for other dermatological applications), and other treatment or cosmetic purpose(s).

Exhibit E

Royalty Calculation Flow Charts

Laserscope
Other
Product?

No Royalty

YES

Laserscope
Hair Product?

7.5% royalty on
100% of Net Sales

Any
Laserscope
Hair Modules?

NO

No Royalty

One or more
Laserscope Other
Modules

Only One
Laserscope
Hair Module?

7.5% royalty on
100% of Net Sales

7.5% royalty on
50% of Net Sales

YES

YES

YES

NO

YES

NO

NO

Original Sale of Laserscope Product

Section 4

Laserscope Combination

Product

2 or more Laserscope

Hair Modules

7.5% royalty on
70% of Net Sales

NO

Accepted and Agreed:

Palomar Medical Technologies, Inc.

By:/s/ Joseph P. Caruso

Laserscope

By:/s/ Ross Longhini

LIBC/2057265.1

And so on …

After Original Sale of Laserscope
Combination Product (Section 4.3(c))

Only one
Laserscope
Hair Module?

No Royalty

YES

One or more
Laserscope Other
Modules*

2 or more
Laserscope
Hair Modules?

7.5% royalty on
100% of Aggregate Net Sales

7.5% royalty on
50% of Aggregate Net Sales

7.5% royalty on
70% of Aggregate Net Sales

YES

NO

NO

YES

YES

NO

Later sale of
Laserscope Hair Module

or Laserscope Other Module

?

NO

After Original Sale of Laserscope
Hair Product (Section 4.3(a))

Later sale of

Laserscope
Other Module

No Royalty owed for

Laserscope Other Module

And no refund for royalties

already paid

YES

NO

Later sale of
additional Laserscope
Hair Modules?

NO

7.5% royalty on 100% Net Sales of
Laserscope Hair Module only

YES

After Original Sale of Laserscope Other Product
(Sections 4.2 and 4.3(b))

Market  existing
Light Source module
for hair
removal?

Later
modify & sell
Laserscope Hair Module
for Use
therewith?

No Royalty

No Royalty

7.5% royalty on 100% Net Sales of
Laserscope Hair Module only

NO

NO

YES

YES

* For this flow-chart, the number of
Laserscope Modules should be
determined by taking into account all
of the Laserscope Modules associated
with the applicable Laserscope
Combination Product (including the
Laserscope Module that constitutes
the later sale)

Accepted and Agreed:

Palomar Medical Technologies, Inc.

By:/s/ Joseph P. Caruso

Laserscope

By:/s/ Ross Longhini

And so on …

Exhibit F

Royalty Payments Owed On Laserscope Combination Products

        The examples set forth in this Exhibit are for clarification purposes only and are not intended to be limiting in any way.

      Example One:

        Laserscope Sells a Laserscope Combination Product (“Product One”), e.g., Gemini Laser System, without a 1064nm Nd:YAG laser module, and with only a Laserscope Other Module, e.g., 532nm laser module. The Net Sales attributable to such Sale is $100. No royalty is owed Palomar on such Sale.

        Laserscope then Sells a Laserscope Hair Module, e.g., 1064nm Nd:YAG laser module, for use with Product One, with Net Sales attributable to the Sale of such Laserscope Hair Module of $40. The Aggregate Net Sales for Product One, with the Laserscope Other Module and the Laserscope Hair Module, is $140. Laserscope owes Palomar royalties of $5.25 ($140 x 50% x 7.5%).

        Laserscope then Sells a second Laserscope Hair Module, e.g., 1064nm Nd:YAG laser module, for use with Product One, with Net Sales attributable to the Sale of such Laserscope Hair Module of $32. The Aggregate Net Sales for Product One, with the Laserscope Other Module and the two Laserscope Hair Modules, is $172. Laserscope has paid Palomar the previous royalty of $5.25. The total amount of royalty now owed is $9.03 ($172 x 70% x 7.5%), so Laserscope owes Palomar royalties of $3.78 ($9.03 — $5.25).

        Laserscope then Sells a second Laserscope Other Module, e.g., 532nm laser module, for use with Product One, with Net Sales attributable to the Sale of such Laserscope Other Module of $28. The Aggregate Net Sales for Product One, with the two Laserscope Other Modules and the two Laserscope Hair Modules, is $200. Laserscope has paid Palomar the previous royalty of $9.03. The total amount of royalty now owed is $10.05 ($200 x 70% x 7.5%), so Laserscope owes Palomar royalties of $1.47 ($10.05 — $9.03).

      Example Two:

        Laserscope Sells a Laserscope Combination Product (“Product Two”), e.g., Gemini Laser System, with only a Laserscope Hair Module, e.g., 1064nm Nd:YAG laser module. The Net Sales attributable to such Sale is $160. Laserscope owes Palomar royalties of $12 ($160 x 100% x 7.5%).

        Laserscope then Sells a Laserscope Other Module, e.g., 532nm laser module, for use with Product Two, with Net Sales attributable to the Sale of such Laserscope Other Module of $90. The Aggregate Net Sales for Product Two, with the Laserscope Hair Module and the Laserscope Other Module, is $250. Laserscope has paid Palomar the previous royalty of $12. The total amount of royalty now owed is $9.38 ($250 x 50% x 7.5%), so Laserscope may take a credit of $2.62 ($12 — $9.38) on future royalty payments owed Palomar.

        Laserscope then Sells a second Laserscope Hair Module, e.g., 1064nm Nd:YAG laser module, and a second Laserscope Other Module, e.g., 532nm laser module, for use with Product Two, with Net Sales attributable to both those Sales of Laserscope Modules of $112. The Aggregate Net Sales for Product Two, with the four Laserscope Modules, is $362. Laserscope has paid Palomar a total royalty of $9.38, first paying $12 and then taking a credit of $2.62. The total amount of royalty now owed is $19.01 ($362 x 70% x 7.5%), so Laserscope owes Palomar royalties of $9.63 ($19.01 — $9.38).

      Example Three:

        Laserscope Sells a Laserscope Combination Product (“Product Three”), e.g., Gemini Laser System, with a Laserscope Hair Module, e.g., 1064nm Nd:YAG laser module, and a Laserscope Other Module, e.g., 532nm laser module. The Net Sales attributable to such Sale is $190. Laserscope owes Palomar royalties of $7.13 ($190 x 50% x 7.5%).

        Laserscope then Sells a Laserscope Other Module, e.g., 532nm laser module, for use with Product Three, with Net Sales attributable to the Sale of such Laserscope Other Module of $70. The Aggregate Net Sales for Product Three, with the Laserscope Hair Module and the two Laserscope Other Modules, is $260. Laserscope has paid Palomar the previous royalty of $7.13. The total amount of royalty now owed is $9.75 ($260 x 50% x 7.5%), so Laserscope owes Palomar royalties of $2.62 ($9.75 — $7.13).

        Laserscope then Sells a second Laserscope Hair Module, e.g., 1064nm Nd:YAG laser module, for use with Product Three, with Net Sales attributable to the Sale of such Laserscope Hair Module of $75. The Aggregate Net Sales for Product Three, with the four Laserscope Modules, is $335. Laserscope has paid Palomar the previous royalty of $9.75. The total amount of royalty now owed is $17.59 ($335 x 70% x 7.5%), so Laserscope owes Palomar royalties of $7.84 ($17.59 — $9.75).

Exhibit G

Palomar Products

      EsteLux

      MediLux

      NeoLux

      StarLux

      EpiLaser

      E2000

      RD1200

      SLP1000

      LightSheer (prior to the 1999 sale to Coherent, Inc.)

      Q-YAG 5

      Dermatype Skinphotometer

      GentleWaves LED Photomodulation

      Thermapulse

      Including associated handpieces for each of the above systems.

Appendix A

Gillette Agreement

Appendix B

MGH Agreement

LIBC/2852505.11